Resolution Number: R-728-16
Duns Number: 13932461
Awarded Amount: $200,000

CDBG 2016
Non-Profit

FY 2016 COMMUNITY DEVELOPMENT BLOCK GRANT
CONTRACT BETWEEN
MIAMI-DADE COUNTY
AND
OUR MICROLENDING, LLC.

This Agreement (hereinafter referred to as "Agreement" or "Contract"), by and between Miami-Dade County, a political subdivision of the State of Florida, hereinafter referred to as "County" and OUR Microlending, LLC., hereinafter referred to as "Awardee" and having offices at, 3191 Coral Way, Suite 109, Miami, FL 33145, and telephone number of of (305) 854-8113 states conditions and covenants for the rendering of Community, Economic or Housing activities hereinafter referred to as "Activity or Activities" for the County through its Public Housing and Community Developmenthereinafter referred to as "PHCD," and having its principal offices at 701 N.W. 1 Court, 14th Floor, Miami, Florida 33136, collectively referred to as the 'Parties."

WHEREAS, the Home Rule Charter authorizes Miami-Dade County to provide for the uniform health and welfare of the residents throughout the County a; and

WHEREAS, the Community Development Block Grant (CDBG) Program was authorized by the Housing and Community Development Act of 1974, as amended, with the primary objective of promoting the development of viable urban communities; and

WHEREAS, the Awardee provides it will develop activities of value to the County and has demonstrated an ability to provide these activities; and

WHEREAS, the County is desirous of obtaining such activities of the Awardee, and the Awardee is desirous of providing such activities; and

WHEREAS, the County has appropriated CDBG funds (plus any Program Income awarded by the Board of County Commissioners, which may be added to the Contract by Amendment) to the Activity Microlending program-2016, located at 3191 Coral Way, Suite 109, Miami, FL 33145. All CDBG funds, except those awarded to County Departments and municipalties, **are awarded in the form of a loan that is forgivable** if the national objective is met pursuant to the terms and conditions set forth herein, including but not limited to Section II, W(2)(a)(1)-(2); and

WHEREAS, the Awardee shall carry out the Activities defined and set forth in Attachment A, "Scope of Services", in Miami-Dade County or the focus area(s) of the county.

NOW, therefore, in consideration of the mutual covenants recorded herein, the parties hereto agree as follows:

EFFECTIVE TERM OF AGREEMENT: This Agreement shall begin on **January 1, 2016**. This Agreement shall expire on **December 31, 2016**.

AMOUNT OF AGREEMENT: Subject to the availability of funds, the amount of funds which may be disbursed, in accordance with this Agreement, may not exceed **$200,000**.

I. DEFINITIONS

PHCD	**Public Housing and Community Developmentor its successor Department.**
24 CFR Part 570 – CDBG Regulations	**Federal regulations implementing Title I of the Housing and Community Development Act of 1974, as amended - Community Development Block Grant.**
Awardee	**Recipient of CDBG funds from Miami-Dade County.**
Community Development	**A local agency that is organized to meet community development**

A. The Awardee shall carry out the Activities defined and set forth in **Attachment A**, "Scope of Services," which is incorporated herein and attached hereto, in the County or the focus area(s) of the County. Awardee acknowledges and agrees that the purpose of CDBG funds is to benefit low- and moderate-income persons. Therefore, Awardee shall carry out the Activities in such a manner as to satisfy a National Objective.

B. Insurance Requirements

Upon PHCD's notification, the Awardee shall furnish to the Department's Community and Housing Management Division (CHMD), 701 N.W. 1 Court, 14th floor, Miami, Florida 33136, relevant certificate(s) of Insurance evidencing insurance coverage as detailed in **Attachment B-1(A)**. The effective coverage start date of **applicable** insurances shall not be later than the date of the Agreement execution and shall be approved by Miami-Dade County's Internal Services Department prior to any reimbursement being processed. All certificates and insurance updates must identify the names of the Awardee and the Activity being funded through this Agreement. The Awardee shall provide Builder's Risk Insurance and/or Flood Insurance (if applicable) upon the issuance of the Notice to Proceed with an effective date for coverage commencing on the Notice to Proceed date.

Any changes to the required insurance policies, including coverage renewals, must be submitted to PHCD through a formal notice immediately upon occurrence throughout the Agreement period.

If the Awardee fails to submit the required insurance documents in the manner prescribed in these requirements within sixty (60) calendar days after the Board of County Commissioners' approval, the Awardee shall be in default of the terms and conditions of the Agreement.

C. Certificate of Continuity

The Awardee shall be responsible for ensuring that the insurance certificates required in conjunction with this subsection remain in force for the duration of the Agreement period, including any and all option years, if applicable. In the case of construction and major rehabilitation activities, the Awardee must have the coverage cited in **Attachment B-1(A)** of this Agreement at the time that it begins construction on the project. If the insurance certificates are scheduled to expire during the Agreement period, the Awardee shall be responsible for submitting new or renewed insurance certificates to the County at a minimum of thirty (30) calendar days before such expiration.

In the event that expiration certificates are not replaced with new or renewed certificates that cover the Agreement period, the County shall suspend the Agreement until the new or renewed certificates are received by the County in the manner prescribed in the requirements; provided, however, that this suspended period does not exceed thirty (30) calendar days. If such suspension exceeds thirty (30) calendar days, the County may, at its sole discretion, terminate the Agreement. Prior to execution of the Agreement by the County and commencement of the contracted services, the Awardee shall obtain all insurance required under this Section and submit same to the County for approval. All insurance shall be maintained throughout the term of the Agreement.

D. Indemnification

The County shall not assume any liability for the acts, omissions to act or negligence of the Awardee, its agents, servants or employees; nor shall the Awardee exclude liability for its own acts, omissions to act, or negligence arising out of the Awardee's performance pursuant to this Agreement. The Awardee shall indemnify and hold harmless the County and its officers, employees, agents and instrumentalities from any and all liability, losses or damages, including attorneys' fees and costs of defense, which the County or its officers, employees, agents or instrumentalities may incur as a result of claims, demands, suits, causes of actions or proceedings of any kind or nature arising out of, relating to or resulting from the performance of this Agreement by the Awardee or its employees, agents, servants, partners principals or subcontractors. The Awardee shall pay all claims and losses in connection therewith and shall investigate and defend all claims, suits or actions of any kind or nature in the name of the County, where applicable, including appellate proceedings, and shall pay all costs, judgments, and attorney's fees which may issue thereon. The Awardee expressly understands and agrees that any insurance protection required by this Agreement or otherwise provided by the Awardee shall in no way limit the

responsibility to indemnify, keep and save harmless and defend the County or its officers, employees, agents and instrumentalities as herein provided. Nothing herein is intended to serve as a waiver of sovereign immunity by the County nor shall anything herein be construed as consent by the County to be sued by third parties in any matter arising out of this Agreement. Nothing herein shall be construed to extend the County's liability beyond that provided in section 768.28, Florida Statutes. The provisions of this section survive the termination or expiration of this Agreement. For an Awardee which is a municipality, nothing herein shall be construed to extend the Awardee's liability beyond that provided in section 768.28, Florida Statutes.

E. National Objective

In accordance with 24 CFR Section 570.208 of the federal regulations, the Awardee shall be required to achieve the national objective of ***Benefit to Low and Moderate Income Persons or Households (LMI).*** (See Attachment B-2). Awardee shall execute and deliver to the County, simultaneous with this Agreement, a Promissory Note committing to repay the funds provided by the County pursuant to this Agreement in the event that Awardee fails to meet the national objective. In the event the CDBG funds subject to this Agreement are to be used for the acquisition or improvement of real property, the Awardee shall also be required to give the County a mortgage or other sercurity instrument to be determined at the absolute and sole discretion of the County Mayor or Mayor's designee in order to secure the loan described in this Agreement. Title work and a title insurance policy, if so required in the absolute and sole discretion of the County Mayor or Mayor's designee in order to adequately secure the loan set forth herein, shall be paid for by Awardee. Awardee understands that the County may be liable to the United States Department of Housing and Urban Development ("HUD") for repayment of the federal funds loaned to Awardee pursuant to this Agreement in the event that HUD determines that Awardee has failed to meet the national objective. **AWARDEE WAIVES ANY RIGHT TO OBJECT TO THE REPAYMENT OF FUNDS, PURSUANT TO THIS AGREEMENT AND/OR THE PROMISSORY NOTE, IN THE EVENT THAT HUD DETERMINES THAT THE AWARDEE HAS NOT MET THE NATIONAL OBJECTIVE.** The County shall have al rights and remedies in law and equity to seek repayment of funds loaned to Awardee pursuant to this Agreement.

F. Documents and Reporting Requirements

The Awardee shall submit documents to PHCD or report on relevant information to PHCD as described below and provide any other documents in whatever form, manner, or frequency as prescribed by PHCD. These will be used for monitoring progress, performance, and compliance with this Agreement and for compliance with applicable County and Federal requirements.

1. Certificates of Insurance

The original certificate, as set forth in **Attachment B-1(A)** to be received by PHCD within the first month of this Agreement period, and submitted with each payment request, including any renewals, prior to payments made by the County. The effective date of the coverage must coincide with the beginning date of this agreement.

2. Progress Reports

a. The Awardee shall submit each quarter a status report using the form attached hereto as **Attachment C**, "Progress Report," as it may be revised by PHCD, which shall describe the progress made by the Awardee in achieving each of the Activities, objectives and action steps identified herein, including but not limited to Attachment A and Attachment A-1.

The Awardee shall ensure that PHCD receives each report in triplicate (or as indicated) no later than 10 days after the quarter ends.

The Awardee shall submit to PHCD a cumulative account of its activities under this agreement by completing the following portions of the Progress Report Form:

Section I – General Information

Section II - Financial Information:

The Awardee must report expenditure information based on approved budgeted line items to reflect all costs incurred during the reporting period. In addition, the Awardee shall report on Program Income, depicting the twenty percent (20%) to be paid to the County quarterly as well as Awardee's usage of Program Income for each contracted activity.

Section III - Status of Contracted Activities:

The Awardee must report specific information regarding the status of the contracted activities, including accomplishments and/or delays encountered during the implementation of the project and an unduplicated count of clients served during the reporting period (if applicable) for each federally defined ethnic category. Awardees engaged in construction and/or housing rehabilitation projects shall report on the progress of their activities including the number of housing units completed and occupied by low-moderate and low income residents. The Awardee shall also report demographic information on each head of household. Each goal and corresponding objective(s), as indicated in the approved Scope of Services, must be addressed as part of this report. Awardees engaged in job creation projects shall report on the progress of their activities including the names of businesses assisted, the number of jobs created and the income qualification of individuals holding the jobs created.

50% and 70% Benchmark Reporting: At the time Awardee has been paid or otherwise received fifty percent (50%) and seventy percent (70%) of the Agreement Funds, Awardee must report -- on the next progress report due -- and submit documentation to show sufficient to show that Awardee has accomplished 50% and 70%, respectively, of the Activities described herein. For Awardees engaged in construction and/or housing rehabilitation projects, Awardees shall report on the progress of their activities including the number of housing units completed and occupied by low-moderate and low income residents. The Awardee shall also report demographic information on each head of household. Each goal and corresponding objective(s), as indicated in the approved Scope of Services, must be addressed as part of this report. Awardees engaged in job creation projects shall report on the progress of their activities including the names of businesses assisted, the number of jobs created and the income qualification of individuals holding the jobs created.

In conjunction with the progress reports submitted, Awardee shall submit the Performance & Benefit Data Supplement (the "Supplement") to the Quarterly Expenditure & Progress Report. The Supplement shall be considered a part of the progress reports due pursuant to this Agreement.

Section III - Contract and Subcontract Activity Report:

Contract and Subcontract Activity Report (First and Third Quarter Progress Report) - The Awardee shall report to PHCD the number of business activities involving minority vendors, including subcontractors performing work under this Agreement. The "Contract and Subcontract Activity Report" Section in Attachment C, and when applicable Section 3 in the same Attachment shall be completed semiannually by the Awardee and submitted to PHCD no later than 10 days after the first and third quarter.

Section IV - Neighborhood Employment Opportunities:

Neighborhood Employment Opportunities Report (First and Third Quarter Progress Report) - The Awardee shall report to PHCD the number of target and service area residents who have received employment opportunities from federally financed and assisted projects and activities.

The Neighborhood Employment Opportunities Report shall be submitted using the Progress Report Form attached hereto as a Section in **Attachment C**, as it may be revised. This section of the form shall be completed semiannually by the Awardee and submitted to PHCD no later than 10 days after the first and third quarter.

The Awardee shall submit to the County, in a timely manner, any other information deemed necessary by the County to show Awardee has performed its obligations set forth in this Agreement and to show U.S. HUD that Awardee has met the national objective, and its presentation shall comply with the format specified at the time of the request. Failure to submit the Progress Reports or other information in a manner satisfactory to the County by the due date shall render the Awardee in noncompliance with this Agreement. The County may require the Awardee to forfeit its claim to payment requests or the County may invoke the termination provision in this Agreement by giving five (5) days written notice of such action to be taken.

b. Quarterly Reporting when Subcontractors are Utilized

Awardees are advised that when Subcontractors or Subconsultants are utilized to fulfill the terms and conditions of this Agreement, Miami-Dade County Resolution No. 1634-93 will apply to this Agreement. This resolution requires the Awardees to file quarterly reports as to the amount of Agreement monies received from the County and the amounts thereof that have been paid by the Awardee directly to Black, Hispanic and Women-Owned businesses performing part of the contract work.

Additionally, the listed businesses are required to sign the reports, verifying their participation in the contract work and their receipt of such monies. For purposes of applicability, the requirements of this resolution shall be in addition to any other reporting requirements required by law, ordinance or administrative order.

c. Unspecified Site(s) Objective - If the Awardee has not yet identified a location to carry out any of the activities described in **Attachment A**, the Awardee shall submit, in triplicate, Progress Reports, using the form attached hereto as part of **Attachment C**, on a monthly basis until such time as the Awardee complies with the provisions contained within Section II, Paragraph F.4. of this Agreement. Copies of the above described Progress Report shall be received by PHCD no later than the tenth (10th) day of each month and shall address the progress undertaken by the Awardee during the previous month. This Progress Report shall not be required if the Awardee is submitting the Progress Reports required by Section II, Paragraph F.2.a and Paragraph F.3.

3. Annual Report (Fourth Quarter Progress Report) and Final Report -The Awardee shall submit a cumulative status report (hereinafter referred to as "Annual Report") using the "Progress Report" specified in Section II, Paragraph F.2.a. above, which shall describe the progress made by the Awardee in achieving each of the National Objectives identified in **Attachment A** during the previous year. The "Annual Report" must cover the CDBG fiscal year beginning on January 1 and ending on December 31 and shall be received by PHCD no later than 10 days after the year ends. The Final Progress Report submitted by Awardee shall include a summary of services and accomplishments Awardee performed and achieved throughout the term of this Agreement and shall be accompanied by sufficient documentation to show Awardee has met the CDBG National Objective. For Activities where the National Objective is job creation, the Final Progress Report shall include documentation sufficient to prove to U.S. HUD that Awardee met the National Objective. Awardee shall report all Program Income earned during the year and shall pay to the County all Program Income earned unless directed expressly, in writing, to otherwise by the County.

4. Environmental Review - The Awardee immediately upon locating or determining a site for each of the "Unspecified Site" activities to be carried out pursuant to this Agreement, shall

submit information detailing the location of each site for which a Site Environmental Conditions Statement will be prepared. The Environmental Review is to be prepared on information contained in **Attachment D**, "Information for Environmental Review Form."

Notwithstanding any provision of this Agreement, the parties hereto agree and acknowledge that this Agreement does not constitute a commitment of funds or site approval, and that such commitment of funds or approval may occur only upon satisfactory completion of environmental review and receipt by the County of a release of funds from the U.S. Department of Housing and Urban Development under 24 CFR Part 58. The parties further agree that the provision of any funds to the project is conditioned on the County's determination to proceed with, modify or cancel the project based on the results of a subsequent environmental review.

5. Audit Report - The Awardee shall submit to PHCD an annual audit report in triplicate as required by Section II, Paragraph L of this Agreement, as set forth below. The Awardee shall submit a written statement from its auditing firm to confirm that it has cleared any non-compliance issues stated in the audit, and a written statement from the Auditor that the audit complies with all applicable provisions of 24 CFR Part 84.26, Part 85.26 and OMB A-133, as may be amended from time to time, and 2 CFR Part 200.

6. Personnel Policies and Administrative Procedures - The Awardee shall submit detailed documents describing the Awardee's internal corporate or organizational structure, property management and procurement policies and procedures, personnel management, accounting policies and procedures, etc. Such information shall be submitted to PHCD within 30 days of the execution of this Agreement.

7. Inventory Report - The Awardee shall report annually all nonexpendable personal and real property purchased with CDBG funds from this and previous agreements with the County as specified in Section II, Paragraph W of this Agreement.

8. Affirmative Action Plan - The Awardee shall report to PHCD information relative to the equality of employment opportunities whenever so requested by PHCD.

9. Disclosure of Related or Affiliated Parties - At the time of contract execution, or at any other time at the request of the County, Awardee shall disclose to the County all Related or Affiliated Parties. Related or Affiliated Parties shall mean persons, corporations, partnerships, or other business entities (a) which have a direct or indirect ownership interest in Awardee, (b) which have a parent or principal thereof which has a direct or indirect ownership interest in Awardee, (c) whose members appointed by Awardee, or (d) which the County deems in its sole discretion to be a Related or Affiliated Party of Awardee. The Awardee shall report this information to the County upon forming the relationship or, if already formed, shall report it immediately. Any supplemental information shall be reported quarterly in the required Progress Report. This provision shall be construed broadly to the benefit of the County. Non-compliance with these requirements will be considered a default, which may result in the immediate termination of the agreement, the recovery of the entire funding award, and the disqualification of funding through PHCD for a period of three years.

10. Reporting on financial Status, Bankruptcy, Real Property, or Personal Property – Awardee shall notify the County in writing within ten (10) days of the occurrence of any of the following as to Awardee or any Related or Affiliated Parties:

    a. Any anticipated or pending lis pendens, foreclosure action, arrearage, default, late payment regarding any property of Awardee or Related or Affiliated Parties, including properties not related to this Agreement. Awardee shall also provide the County with a copy of all court filings, notices of default, arrearage or late payment, or any other documents relevant to the disclosures required herein.

    b. Any legal encumbrance on the Property not permitted in writing by the County.

    c. Any default or arrearage on any loan, Note or other debt or obligation for which the Property is security.

d. Any anticipated or pending bankruptcy, restructuring, dissolution, reorganization, appointment of a trustee or receiver.

e. Any action, activity, facts, or circumstances that would materially impair performance by Awardee of all the terms and conditions of this Agreement.

Failure to comply with these reporting requirements shall constitute a default and shall entitle the County to seek any and all remedies available at law, equity and pursuant to this Agreement.

11. Pursuant to the Miami-Dade Board of County Commissioners' Resolution No. R-34-15, the Awardee, its agents and/or representatives, shall provide written notice to the County related to the availability of rental opportunities, including, but not limited to, the number of available units, bedroom size, and rental prices of such rental units at the start of any leasing activity, and after issuance of certificate of occupancy. The Awardee, its agents and/or representatives shall also provide the County with the contact information for the Awardee, its, agents and/or representatives.

G. Lobbying Prohibition

1. The Awardee shall certify that no federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any federal Agreement, the making of any federal grant, the making of any federal loan, the entering into of any cooperative Agreement, and the extension, continuation, renewal, amendment, or modification of any federal Agreement, grant, loan, or cooperative Agreement.

2. The Awardee shall disclose to PHCD if any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with this federal Agreement, grant, loan, or cooperative Agreement, on a Standard Form-LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

3. The Awardee shall ensure that the language in this Section II, Paragraph G.1. and G.2 be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and Agreements under grants, loans, and cooperative Agreements) and to ensure that all subrecipients shall certify and disclose accordingly in connection with this activity.

H. Federal, State, and County Laws and Regulations

Rules, Regulations and Licensing Requirements

1. The Awardee shall comply with all laws, ordinances and regulations applicable to the services contemplated herein, especially those applicable to conflict of interest and collusion. Awardees are presumed to be familiar with all Federal, State and local laws, ordinances, codes, rules and regulations that may in any way affect the goods or services offered, especially Executive Order No. 11246 entitled "Equal Employment Opportunity" and as amended by Executive Order No. 11375, as supplemented by the Department of Labor Regulations (41 CFR, Part 60), the Americans with Disabilities Act of 1990 and implementing regulations, the Rehabilitation Act of 1973, as amended, Chapter 553 of Florida Statutes and any and all other local, State and Federal directives, ordinances, rules, orders, and laws relating to people with disabilities. The Awardee will also comply with OMB A-122, OMB A-110, OMB A-21, OMB A-133, and with the applicable

procedures specified in PHCD's Policies and Procedures Manual found at http://www/miamidade.gov/housing/community-development.asp, which are incorporated herein by reference, receipt of which is hereby acknowledged, and as they may be revised.

2. The Awardee agrees to abide by Chapter II-A, Code of Miami-Dade County ("County Code"), as amended, applicable to non-discrimination in employment, housing and public accommodation on the basis of race, color, religion, ancestry, national origin, sex, pregnancy, age, disability, marital status, familial status, gender identity, gender expression, sexual orientation, actual or perceived status as a victim of domestic violence, dating violence or stalking, or source of income, as amended; and applicable to non-discrimination in employment, housing and public accommodation; and 24 CFR 570.607.

3. Awardee shall comply with, and cause all subcontracts to require compliance with, Florida Statutes, the Miami-Dade County Code of Ordinances, and all applicable building codes, including the Miami-Dade County Building Code and any applicable municipal building code. Failure of Awardee or any subcontractor of Awardee to so comply with these requirements, which includes but is not limited to engaging in construction or repairs without proper building permits or unlicensed professionals engaging in work which requires a license, shall cause this Agreement to be voidable by the County at the County's absolute and sole discretion. In the event the County voids this Agreement for failure to comply with the requirements of this section, Awardee shall forfeit any right to payment pursuant to this Agreement, regardless of when Awardee's or the subcontractor's noncompliance becomes known to the County.

4. The Awardee shall comply with Section 504 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination on the basis of handicap and requires a minimum number of units to be accessible to persons with disabilities; Title VI of the Civil Rights Act of 1964, as amended, which prohibits discrimination on the basis of race, color, or national origin; the Age Discrimination Act of 1975, as amended, which prohibits discrimination on the basis of age; Title VIII of the Civil Rights Act of 1968, as amended, and Executive Order 11063 which prohibits discrimination in housing on the basis of race, color, religion, sex, or national origin; Executive Order 11246, as amended which requires equal employment opportunity; and with the Energy Policy, amended and Conservation Act (Pub.L 94-163) which requires mandatory standards and policies relating to energy efficiency. The Awardee also agrees to comply with the Domestic Violence Leave codified as 11A-60 et seq. of the Miami-Dade County Code, which requires an employer, who in the regular course of business has fifty (50) or more employees working in Miami-Dade County for each working day during each of twenty (20) or more calendar work weeks to provide domestic violence leave to its employees. Failure to comply with this local law may be grounds for voiding or terminating this Agreement or for commencement of debarment proceedings against the Awardee.

5. If the amount payable to the Awardee pursuant to the terms of this Agreement is in excess of $100,000, the Awardee shall comply with all applicable standards, orders, or regulations, issued pursuant to Section 306 of the Clean Air Act of 1970 (42 U.S.C.A. Ch. 85) as amended; the Federal Water Pollution Control Act (33 U.S.C. 1251), as amended; Section 508 of the Clean Water Act (33 U.S.C. 1368); Environmental Protection Agency regulations; and Executive Order 11738.

6. Assurance of Compliance with Section 504 of the Rehabilitation Act - The Awardee shall report its compliance with Section 504 of the Rehabilitation Act whenever so requested by PHCD within the term of this Agreement or the Affordability Period.

7. Americans with Disabilities Act (ADA) of 1990 - The Awardee shall attest to; and submit the required Disability Non-discrimination Affidavit assuring compliance with all applicable requirements of the laws listed below including but not limited to, those provisions pertaining to employment, provisions and program services, transportation, communications, access to facilities, renovations, and new construction.

8. Affirmative Action/Non-Discrimination of Employment, Promotion, and Procurement Practices (Ordinance #98-30) - All firms with annual gross revenues in excess of $5

million, seeking to contract with Miami-Dade County shall, as a condition of award, have a written Affirmative Action Plan and Procurement Policy on file with the Regulatory and Economic Resources Department. Said firms must also submit, as a part of their proposals/bids to be filed with the Clerk of the Board, an appropriately completed and signed Affirmative Action Plan/Procurement Policy Affidavit. Firms whose Boards of Directors are representative of the population make-up of the nation are exempt from this requirement and must submit, in writing, a detailed listing of their Boards of Directors, showing the race or ethnicity of each board member, to the County's Regulatory and Economic Resources Department. Firms claiming exemption must submit, as a part of their proposals/bids to be filed with the Clerk of the Board, an appropriately completed and signed Exemption Affidavit in accordance with Ordinance 98-30. These submittals shall be subject to periodic reviews to assure that the entities do not discriminate in their employment and procurement practices against minorities and women-owned businesses.

It will be the responsibility of each firm to provide verification of their gross annual revenues to determine the requirement for compliance with the Ordinance. Those firms that do not exceed $5 million annual gross revenues must clearly state so in their bid/proposal.

Any bidder/respondent which does not provide an affirmative action plan and procurement policy may not be recommended by the County Mayor for award by the Miami-Dade Board of County Commissioners.

9. Domestic Violence Leave Affidavit - Prior to entering into any contract with the County, a firm desiring to do business with the County shall, as a condition of award, certify that it is in compliance with the Domestic Leave Ordinance, 99-5 and Section 11A-60 of the Miami-Dade County Code. This Ordinance applies to employers that have, in the regular course of business, fifty (50) or more employees working in Miami Dade County for each working day during each of twenty (20) or more calendar work weeks in the current or preceding calendar year. In accordance with Resolution R-185-00, the obligation to provide domestic violence leave to employees shall be a contractual obligation. The County shall not enter into a contract with any firm that has not certified its compliance with the Domestic Leave Ordinance. Failure to comply with the requirements of Resolution R-185-00, as well as the Domestic Leave Ordinance may result in the contract being declared void, the contract being terminated and/or the firm being debarred.

10. Code of Business Ethics - In accordance with Section 2-8.1(1) of the Code of Miami-Dade County each person or entity that seeks to do business with Miami-Dade County shall adopt a Code of Business Ethics ("Code") and shall submit an affidavit stating that the Awardee has adopted a Code that complies with the requirements of Section 2-8.1(i) of the Miami-Dade County Code (Form A-12). Section 2-11.1(d) of Miami-Dade County Code as amended by Ordinance 00-1, also requires any county employee or any member of the employee's immediate family who has a controlling financial interest, direct or indirect, with Miami-Dade County or any person or agency acting for Miami-Dade County from competing or applying for any such contract as it pertains to this solicitation, must first request a conflict of interest opinion from the County's Ethic Commission prior to their or their immediate family member's entering into any contract or transacting any business through a firm, corporation, partnership or business entity in which the employee or any member of the employee's immediate family has a controlling financial interest, direct or indirect, with Miami-Dade County or any person or agency acting for Miami-Dade County and that any such contract, agreement or business engagement entered in violation of this subsection, as amended, shall render this Agreement voidable. For additional information, please contact the Ethics Commission hotline at (305) 579-9093.

11. Public Entity Crimes - Pursuant to Paragraph 2(a) of Section 287.133, Florida Statutes, a person or affiliate who has been placed on the convicted vendor list following a conviction for a public entity crime may not submit a proposal for a contract to provide any goods or services to a public entity; may not submit a proposal on a contract with a public entity for the construction or repair of a public building or public work; may not submit proposals on

leases of real property to a public entity; may not be awarded or perform work as a Awardee, supplier, subcontractor, or consultant under a contract with any public entity; and, may not transact business with any public entity in excess of the threshold amount provided in Section 287.017 for Category TWO ($10,000) for a period of thirty-six (36) months from the date of being placed on the convicted vendor list. The Awardee warrants and represents that it has not been placed on the convicted vendor list The Awardee agrees that should Miami-Dade County discover that the Awardee's representations regarding the list are false, this Agreement shall be terminated on the discretion of Miami-Dade County. Further, should the Awardee be placed on the list at any time during this Agreement Miami-Dade County shall have the right to terminate this agreement

12. Criminal Conviction - Pursuant to Miami-Dade County Ordinance No. 94-34, "Any individual who has been convicted of a felony during the past ten years and any corporation, partnership, joint venture or other legal entity having an officer, director, or executive who has been convicted of a felony during the past ten years shall disclose this information prior to entering into a contract with or receiving funding from the County." Failure of the Awardee to disclose this information as required may lead to the termination of this agreement by Miami-Dade County.

If Awardee, or any owner, subsidiary, or other firm affiliated with or related to the Awardee, is found by the responsible enforcement agency, the Courts or the County to be in violation of the Acts, the County will conduct no further business with Awardee. Any contract entered into based upon a false affidavit, as listed below, and submitted pursuant to this resolution shall be voidable by the County:

1. Miami-Dade County Vendor Affidavit Form
2. Criminal Record Affidavit
3. Public Entity Crime Affidavit
4. Related-Party Disclosure Information
5. Miami-Dade County Afidavit Regarding Delinquent and Currently Due Fees or Taxes
6. Affirmative Action Affidavits
7. Current on all County Contracts, Loans, and Other Obligations Affidavit
8. Financial and Conflicts of Interest Affidavit
9. Collusion Affidavit

If any attesting firm violates any of the Acts below during the term of any contract such firm has with the County, such contract shall be voidable by the County, even if the attesting firm was not in violation at the time it submitted its affidavit.

The applicable Acts are as follows:

1. The Americans with Disabilities Act of 1990 (ADA), Pub. L. 101-336, 104 Stat 327, 42 U.S.C. 12101-12213 and 47 U.S.C. Sections 225 and 611 including Title I, Employment; Title II, Public Services; Title III, Public Accommodations and Services Operated by Private Entities; Title IV, Telecommunications; and Title V, Miscellaneous Provisions.

2. The Rehabilitation Act of 1973, 29 U.S.C. Section 794;

3. The Federal Transit Act, as amended 49 U.S.C. Section 1612;

4. The Fair Housing Act as amended, 42 U.S.C. Section 3601-3631.

In addition to the requirements in the Agreement, the Awardee agrees to comply with all the provisions of 24 CFR 570.502, 24 CFR 570.503, and 24 CFR Part 570,Subpart K (24 CFR 570.600 – 570.614), including the following:

Public Law 88-352 and Public Law 90-284; affirmatively furthering fair housing; Executive Order 11063.

Section 109 of the Housing and Community Development Act (24 CFR 6)

Labor standards (24 CFR 570.603; 29 CFR Part 5).
Environmental standards.
National Flood Insurance Program.
Uniformed Relocation Act.
Employment and contracting opportunities.
Lead-based paint regulations.
Eligibility of contractors or sub recipients.
Uniform administrative requirements and cost principles.
Conflict of interest.
Executive Order 12372.
Eligibility of certain resident aliens.
Architectural Barriers Act and the Americans with Disabilities Act.

13. **CDBG-Related Requirements**

1. **National Objective** - Awardee must perform the Activities described herein in a manner in which Awardee meets the national objective of benefit to low-andmoderate-income persons. Awardee shall ensure and maintain documentation, acceptable to the County in its sole and absolute discretion, that conclusively demonstrates that each activity assisted in whole or in part with CDBG funds is an activity which provides benefit to low- and moderate-income persons, as defined in the CDBG Regulations.

2. The Awardee shall comply with all applicable provisions of 24 CFR Part 570 and shall carry out each activity in compliance with all applicable federal laws and regulations described therein. If the Awardee is a primarily religious entity, it shall comply with all provisions of 24 CFR 570.200 (j).

3. The Awardee agrees to comply with (a) the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, as amended (URA), and implementing regulations at 49 CFR Part 24 and 24 CFR 570.606(b): (b) the requirements of 24 CFR 570.606(c) governing the Residential Antidisplacement and Relocation Assistance plan under section 104(d) of the HCD Act; and (c) the requirements in 570.606(d) governing optional relocation policies. (The County may preempt the optional policies). The Awardee shall provide relocation assistance to persons (families, individuals, businesses, non-profit organizations and farms) that are displaced as a direct result of acquisition, rehabilitaion, demolition or conversion for a CDBG assisted project. The Awardee also agrees to comply with applicable County ordinances, resolutions and policies concerning the displacement of persons from their residences.

4. For each activity or portion of activity described in **Attachment A** hereto for which a location has not yet been identified, the Awardee shall obtain, immediately after a site is identified by the Awardee, PHCD's written environmental clearance statement and shall agree in writing to comply with any and all requirements as may be set forth in the Site Environmental Clearance Statement.

5. The Awardee shall cooperate with PHCD in informing the appropriate CDBG citizen participation structures, including the appropriate area committees, of the activities of the Awardee in adhering to the provisions of this Agreement. Representatives of the Awardee shall attend meetings of the appropriate committees and citizen participation structures, upon the request of the citizen participation officers, PHCD, or the County.

6. The Awardee shall make a good faith effort to address the concerns of the residents of the affected area. The Awardee shall cooperate with PHCD in informing the appropriate CDBG citizen participation structures, including the appropriate area committees, of the activities of the Awardee in adhering to the provisions of this Agreement. Representatives of the Awardee shall attend meetings of the approprate committees and citizen participation structures, upon the request of the citizen participation officers, PHCD, or the County.

7. For activities involving acquisition, rehabilitation and/or demolition of property and which require the relocation of families, individuals, businesses and/or industries, the Awardee shall submit a written notification to the Community Planning and Outreach Division of PHCD prior to relocating, evacuating, and/or dispersing any and all legal occupants who reside at this property on the basis of a long or short term lease. When the legality of an occupant (individual, family, business, and/or industry) is in question, the Awardee shall contact the above mentioned unit prior to making a determination. Awardees receiving CDBG funds shall adhere to 24 CFR part 50 and/or part 58 and to the rules and regulations of the Uniform Relocation Assistance and Real Property Acquisition Act of 1970, as amended.The Awardee shall adopt Affirmative Marketing Procedures and requirements for CDBG assisted projects. These procedures must consist of actions to provide information and attract eligible persons from all racial, ethnic and gender groups to the available services. The Awardee shall annually assess its affirmative marketing program to determine if the procedures used to comply with the requirements specified in Public Law 88-352 and Public Law 90-284 successfully meet these requirements. The Awardee shall submit to PHCD its Affirmative Marketing Plan no later than 60 days from the date this Agreement is executed.

8. For Housing, Rehabilitation, and Construction activities all conditions in this section will apply throughout the regulatory period identified in the national objective. Throughout that period, the Awardee will be required to submit an annual report regarding their compliance with the national objective, and PHCD will have the right to monitor the activity.

9. The Awardee shall comply with all applicable uniform administrative requirements as described in 24 CFR 570.502

10. For Special Economic Development projects, Awardee is reponsible for understanding 24 CFR 570.209, which describes HUD's underwriting and project anlaysis requirements. These requirements include, but are not limited to, the analysis of Awardee's financing gap or rate of return gap, project feasibility, and the reasonableness of costs and Awardee's or owner's equity return. Awardee agrees to defer to the County's analysis of the Activity as conducted in compliance with the CDBG Regulations, including but not limited to 24 CFR 570.209, including Appendix A, as well as OMB guidance on using federal funds. Awardee understands that in the event that the Activity fails the analysis conducted pursuant to 24 CFR 570.209, Awardee shall have the opportunity to renegotiate this Agreement by modifying the Activity to improve the Activity to the County's satisfaction or to terminate this Agreement with each party paying their own costs, fees and damages (as applicable).

    If Awardee is a municipality, the Awardee acknowledges that the County will perform an underwriting and project analysis to determine the financing gap or rate of return gap, project feasibility, and the reasonableness of costs and Awardee's or owner's equity return. Awardee agrees to defer to the County's analysis. Awardee shall have the opportunity to renegotiate this Agreement by modifying the Activity to improve the Activity to the County's satisfaction or to terminate this Agreement with each party paying its own costs and fees (as applicable).

I. Conflicts with Applicable Laws

If any provision of this Agreement conflicts with any applicable law or regulation including but not limited to, 24 CFR 570, only the conflicting provision shall be deemed by the parties hereto to be modified to be consistent with the law or regulation or to be deleted if modification is impossible. However, the obligations under this Agreement, as modified, shall continue and all other provisions of this Agreement shall remain in full force and effect. The County's determination on whether a provision conflicts shall be final and binding.

J. Board of Directors

If the Awardee is a Community Development Corporation (CDC), PHCD shall have the option to appoint a representative to the Awardee's board of directors. This representative shall not be considered in the counting of a quorum and shall have no voting privileges.

K. Construction

If the Awardee engages in, procures, or makes loans for construction work, the Awardee shall:

1. Contact the PHCD representative noted in Section IV, Paragraph M of this Agreement, prior to taking any action, to schedule a meeting to receive compliance information.

2. Comply with the Awardee's procurement and pre-award requirements and procedures which, at a minimum, shall adhere to all applicable federal standards.

3. Comply with the Davis-Bacon Act; Copeland Anti-Kick Back Act (18 U.S.C. 874 et seq.); Contract Work Hours and Safety Standards Act (40 U.S.C. 327 Et Seq.); and Lead-Based Paint Poisoning Prevention Act as amended on September 15, 1999; and other related acts, as applicable.

4. Submit to PHCD for written approval all proposed Solicitation Notices, Invitations for Bids, and Requests for Proposals prior to publication.

5. Submit to PHCD all construction plans and specifications and receive PHCD's approval prior to implementation.

6. Contact the PHCD representative noted in Section IV, Paragraph M, prior to scheduling a pre-construction conference. In accordance with industry standards, PHCD will hold ten percent (10%) of the total grant award as a retainer until the construction work is determined by PHCD, in its sole discretion, to be seventy-five percent (75%) completed, At the time that the construction work is determined by PHCD to be seventy-five percent complete, the retainer will be reduced to 5% until the work is completed, Completion shall occur when a Certificate of Occupancy is issued.

7. The County shall have the right to assign Professional Staff and Technical Assistance from the Public Housing and Community Developmentto assist the project if the County's staff determines that the Awardee has been unable to consistently achieve the work and units described within the time frames of the action step format of this agreement. Such involvement may result in a reduction of a maximum of 5% of the Agreement's award to cover the cost of the technical assistance. The Awardee shall cooperate and comply with all requests made by such staff.

8. Execute and record, at the County's request, any of the following documents in order to ensure the Property is used as defined and described in **Attachment A** of this Agreement:

   a. Promissory Note
   b. Mortgage
   c. Loan Agreement
   d. Restrictive Covenant
   e. Rental Regulatory Agreement
   f. Collateral Assignment of leases, rents and Contract Rights
   g. UCC-1 Rider
   h. Title Insurance Policy

9. Comply with County Resoltuion No. R-346-15, establishing that the Maximum Development Cost per Unit (as defined below) to construct, rehabilitate or acquire Affordable Housing with these funds shall be $225,000.00, except for construction of High-Rise projects for which the Maximum Development Cost per Unit shall be $250,000.00. "High-Rise" shall mean Affordable Housing structures which are seven or more stories in height. This Maximum Development Cost per Unit shall apply to projects constructed, rehabilitated or acquired by the County or by private or public entities using County funds, including, but not limited to, Community Development Block Grant, Home Investment Partnership, State Housing Initiative Program, Documentary Surtax, Building Better Communities General Obligation Bond, or general revenue funds. The "Maximum Development Cost per Unit" means the Total Development Cost, as defined herein, looking at all funding sources and not just County funds, divided by the total number of units. For the purposes of determining the Maximum Development Cost per Unit on construction or rehabilitation projects, the "Total Development Cost" shall mean the total cost of completing the entire project, from acquisition to the issuance of Certificate of Occupancy, including, but not limited to, the costs for design, planning, zoning, variances, financing costs, legal costs, construction, and permitting. For construction and rehabilitation projects, the cost of land acquisition shall be deducted from the Total Development Cost. In addition, construction costs associated with non-housing features included in a project or those not deemed by PHCD to be amenities expected of, typically provided with or appurtenant to affordable housing units, may be deducted from the Total Development Cost by the Mayor or Mayor's designee.

10. Awardee shall comply or provide the County with bonds sufficient for the County to comply with Florida Statutes, Section 255.05.

L. Audits and Records

1. **Nonprofit** organizations that expend $750,000 or more annually in federal awards shall have a single or program specific audit conducted in accordance with OMB A-133. Nonprofit organizations expending federal awards of $750,000 or more under only one federal program may elect to have a program-specific audit performed, in accordance with OMB A-133. Awardees who will be receiving, or who have received, federal awards for loans or loan guaranteed programs may be required to conduct audits of those programs in accordance with regulations of the federal agencies providing those guarantees or loans.

2. **Nonprofit** organizations that expend less than $750,000 annually in federal awards shall be exempt from an audit conducted in accordance with OMB A-133, although their records must be available for review (e.g., inspections, evaluations). Such agencies that receive less than $750,000 in combined Federal awards must submit to the County annual compilation reports that describe their performance. To achieve uniformity regarding the reporting format, such documents must comply with the accounting industry standards by communicating an independent accountant's (1) expression of limited assurance on FINANCIAL STATEMENTS as a result of performing inquiry and analytic procedures (Review Report); (2) results of procedures performed (Agreed-Upon Procedures Report); (3) non-expression of opinion or any form of assurance on a presentation in the form of financial statements information that is the representation of management (Compilation Report); or (4) an opinion on an assertion made by management in accordance with the Statements on Standards for Attestation Engagements (Attestation Report).

3. When the requirements of OMB A-133 apply, an audit shall be conducted for each fiscal year for which federal awards attributable to this Agreement have been received by the Awardee. Each audit shall include a fiscal review, which includes a validation of all program generated income and its disposition, especially attributable to CDBG funds, an internal control review, and a compliance review as described in OMB A-133. A copy of the audit report in triplicate must be received by PHCD no later than six months following the end of the Awardee's fiscal year.

4. If an audit is required by Paragraph L of this Agreement, but the requirements of OMB A-133 do not apply the Awardee may choose to have an audit performed either on the basis

of the Awardee's fiscal year or on the basis of the period during which PHCD-federal assistance has been received. In either case, each audit shall cover a time period of not more than twelve (12) months and an audit shall be submitted covering each assisted period until all the assistance received from this Agreement has been reported on. Each audit shall adhere to all other audit standards of OMB A-133, as these may be limited to cover only those services undertaken pursuant to the terms of this Agreement. A copy of the audit report in triplicate must be received by PHCD no later than six months following each audit period.

5. The Awardee shall maintain al Contract Records in accordance with generally accepted accounting principles, procedures, and practices which shall sufficiently and properly reflect all revenues and expenditures of funds provided directly or indirectly by the County pursuant to the terms of this Agreement.

6. The Awardee shall maintain all Contract Records that document all actions undertaken to accomplish the "Scope of Services" outlined in **Attachment A** in this Agreement and in accordance with 24 CFR 570.506; 570.503.

7. The Awardee shall ensure that the Contract Records shall be at all times subject to and available for full access and review, inspection, or audit by County and federal personnel and any other personnel duly authorized by the County.

8. The Awardee shall include in all PHCD approved subcontracts used to engage subcontractors to carry out any eligible substantive programmatic services, as such services are described in this Agreement and defined by PHCD, each of the record-keeping and audit requirements detailed in this Agreement. PHCD shall, in its sole discretion, determine when services are eligible substantive programmatic services and subject to the audit and record-keeping requirements described above.

9. The County reserves the right to require the Awardee to submit to an audit by Audit and Management Services or other auditor of the County's choosing at the Awardee's expense. The Awardee shall provide access to all of its records, which relate directly or indirectly to this Agreement at its place of business during regular business hours. The Awardee shall retain all records pertaining to this Agreement and upon request make them available to the County for four years following expiration of the Agreement. The Awardee agrees to provide such assistance as may be necessary to facilitate the review or audit by the County to ensure compliance with applicable accounting and financial standards.

10. The Awardee shall ensure that its auditors share their audit results with and must submit the audit report to PHCD within six months after the conclusion of the audit period.

11. Pursuant to County Ordinance No. 03-2, the Awardee will grant access to the Commission Auditor to all financial and performance related records, property, and equipment purchased in whole or in part with government funds. The Awardee agrees to maintain an accounting system that provides accounting records that are supported with adequate documentation, and adequate procedures for determining the allow ability and allocability of costs.

M. Protected Records and Documents

Any person or entity that performs or assists Miami-Dade County with a function or activity involving the use or disclosure of 'Individually Identifiable Health Information (IIHI) and/or Protected Health Information (PHI) shall comply with the Health Insurance Portability and Accountability Act (HIPAA) of 1996 and the Miami-Dade County Privacy Standards Administrative Order. HIPAA mandates privacy, security and electronic transfer standards including but not limited to:

1. Use of information only for performing services required by the Agreement or as required by law;

2. Use of appropriate safeguards to prevent non-permitted disclosures;

3. Reporting to Miami-Dade County of any non-permitted use or disclosure;

4. Assurances that any agents and subcontractors agree to the same restrictions and conditions that apply to the Contractor and reasonable assurances that IIHI/PHI will be held confidential;

5. Making Protected Health Information (PHI) available to the customer;

6. Making PHI available to the customer for review and amendment, and incorporating any amendments requested by the customer;

7. Making PHI available to Miami-Dade County for an accounting of disclosures; and

8. Making internal practices, books and records related to PHI available to Miami-Dade County for compliance audits.

PHI shall maintain its protected status regardless of the form and method of transmission (paper records, and/or electronic transfer of data). The Contractor must give its customers written notice of its privacy information practices including specifically, a description of the types of uses and disclosures that would be made with protected health information.

N. Retention of Records

1. The Awardee shall retain all Contract Records for a period of at least seven (7) years following the final Close-Out of the Activity/Project (hereinafter referred to as "Retention Period") subject to the limitations set forth below. The final Close-Out of the Activity/Project is the date when PHCD provides written notification of such. Under no circumstances shall Awardee dispose of any Contract Records prior to Awardee providing the County sufficient documentation to show that the HOME Regulations were fully complied with in Awardee's performance of its obligations under this Agreement and has received confirmation from PHCD that the Activity/Project has been finally Closed-Out in the U.S. HUD IDIS system. Upon Awardee's request in writing for confirmation of said final Close-Out, PHCD shall provide Awardee in writing either confirmation of final Close-Out or a list of documentation required in order to proceed toward final Close-Out.

2. If the County or the Awardee have received or given notice of any kind indicating any threatened or pending litigation, claim or audit arising out of the services provided pursuant to the terms of this Agreement, the Retention Period shall be extended until such time as the threatened or pending litigation, claim or audit is, in the sole and absolute discretion of PHCD, fully, completely and finally resolved.

3. The Awardee shall allow the County, federal personnel, or any person authorized by the County full access to and the right to examine any of the Agreement records during the required Retention Period.

4. The Awardee shall notify PHCD in writing, both during the pendency of this Agreement and after its expiration as part of the final closeout procedure, of the address where all Agreement records will be retained.

5. The Awardee shall obtain written approval of PHCD prior to disposing of any Agreement records within one year after expiration of the Retention Period.

O. Provision of Records and Proprietary Rights and Information

1. The Awardee shall provide to PHCD, upon request, all Agreement records. These records shall become the property of PHCD without restriction, reservation, or limitation of their use. PHCD shall have unlimited rights to all books, articles, or other copyrightable materials developed for the purpose of this Agreement. These unlimited rights shall include the rights to royalty-fees; nonexclusive, and irrevocable license to reproduce,

publish, or otherwise use, and to authorize others to use, the information for public purposes.

2. If the Awardee receives funds from, or is under regulatory control of, other governmental agencies, and those agencies issue monitoring reports, regulatory examinations, or other similar reports, the Awardee shall provide a copy of each report and any follow-up communications and reports to PHCD immediately upon such issuance unless such disclosure is a violation of the rules or policies of the regulatory agencies issuing the reports.

3. Proprietary Information

As a political subdivision of the State of Florida, Miami-Dade County is subject to the stipulations of Florida's Public Records Law.

The Awardee acknowledges that all computer software in the County's possession may constitute or contain information or materials which the County has agreed to protect as proprietary information from disclosure or unauthorized use and may also constitute or contain information or materials which the County has developed at its own expense, the disclosure of which could harm the County's proprietary interest therein.

During the term of the Agreement, the Awardee will not use directly or indirectly for itself or for others, or publish or disclose to any third party, or remove from the County's property, any computer programs, data compilations, or other software which the County has developed, has used or is using, is holding for use, or which are otherwise in the possession of the County (hereinafter "Computer Software"). All third-party license agreements must also be honored by the Awardees and their employees, except as authorized by the County and, if the Computer Software has been leased or purchased by the County, all hired party license agreements must also be honored by the Awardees' employees with the approval of the lessor or Awardees thereof. This includes mainframe, minis, telecommunications, personal computers and any and all information technology software.

The Awardee will report to the County any information discovered or which is disclosed to the Awardee which may relate to the improper use, publication, disclosure or removal from the County's property of any information technology software and hardware and will take such steps as are within the Awardee's authority to prevent improper use, disclosure or removal.

3. Proprietary Rights

a) The Awardee hereby acknowledges and agrees that the County retains all rights, title and interests in and to all materials, data, documentation and copies thereof furnished by the County to the Awardee hereunder or furnished by the Awardee to the County and/or created by the Awardee for delivery to the County, even if unfinished or in process, as a result of the Services the Awardee performs in connection with this Agreement, including all copyright and other proprietary rights therein, which the Awardee as well as its employees, agents, subcontractors and suppliers may use only in connection of the performance of Services under this Agreement. The Awardee shall not, without the prior written consent of the County, use such documentation on any other project in which the Awardee or its employees, agents, subcontractors or suppliers are or may become engaged. Submission or distribution by the Awardee to meet official regulatory requirements or for other purposes in connection with the performance of Services under this Agreement shall not be construed as publication in derogation of the County's copyrights or other proprietary rights.

b) All rights, title and interest in and to certain inventions, ideas, designs and methods, specifications and other documentation related thereto developed by the Awardee and its subcontractors specifically for the County, hereinafter referred to as "Developed Works" shall become the property of the County.

c) Accordingly, neither the Awardee nor its employees, agents, subcontractors or suppliers shall have any proprietary interest in such Developed Works. The Developed Works may not be utilized, reproduced or distributed by or on behalf of the Awardee, or any employee, agent, subcontractor or supplier thereof, without the prior written consent of the County, except as required for the Awardee's performance hereunder.

d) Except as otherwise provided in subsections a, b, and c above, or elsewhere herein, the Awardee and its subcontractors and suppliers hereunder shall retain all proprietary rights in and to all Licensed Software provided hereunder, that have not been customized to satisfy the performance criteria set forth in the Scope of Services. Notwithstanding the foregoing, the Awardee hereby grants, and shall require that its subcontractors and suppliers grant, if the County so desires, a perpetual, irrevocable and unrestricted right and license to use, duplicate, disclose and/or permit any other person(s) or entity(ies) to use all such Licensed Software and the associated specifications, technical data and other Documentation for the operations of the County or entities controlling, controlled by, under common control with, or affiliated with the County, or organizations which may hereafter be formed by or become affiliated with the County. Such license specifically includes, but is not limited to, the right of the County to use and/or disclose, in whole or in part, the technical documentation and Licensed Software, including source code provided hereunder, to any person or entity outside the County for such person's or entity's use in furnishing any and/or all of the Deliverables provided hereunder exclusively for the County or entities controlling, controlled by, under common control with, or affiliated with the County, or organizations which may hereafter be formed by or become affiliated with the County. No such License Software, specifications, data, documentation or related information shall be deemed to have been given in confidence and any statement or legend to the contrary shall be void and of no effect

4. Public Records Law

a. Awardee acknowledges that the County is subject to Chapter 119 of the Florida Statutes, known as the "Public Records Law". As such, items considered to be public records under the Public Records Law related to this Agreement shall be disclosed by the County upon a public records request in accordance with law.

b. **IF THE AWARDEE HAS QUESTIONS REGARDING THE APPLICATION OF CHAPTER 119, FLORIDA STATUTES, TO THE AWARDEE'S DUTY TO PROVIDE PUBLIC RECORDS RELATING TO THIS AGREEMENT, CONTACT THE PHCD CUSTODIAN OF PUBLIC RECORDS AT 786-469-4192, csalina@miamidade.gov, 701 NW 1st Court, 16th Floor, Miami, FL 33136.**

c. Many agencies contracting for CDBG funds are not considered "contractors" as defined in Florida Statutes, Section 119.0701. However, where Awardee is a "contractor," as defined in Florida Statutes, Section 119.0701, meaning that Awardee has entered into a contract for services with the County and is acting on behalf of the County as provided under Florida Statutes, Section 119.011(2), the following shall apply:

a. Contractor shall comply with the Florida public records law, specifically to:

i. Keep and maintain public records required by the County to perform the service.

ii. Upon request from the County's custodian of public records, provide the County with a copy of the requested records or allow the records to be inspected or

copied within a reasonable time at a cost that does not exceed the cost provided in this chapter or as otherwise provided by law.

iii. Ensure that public records that are exempt or confidential and exempt from public records disclosure requirements are not disclosed except as authorized by law for the duration of the contract term and following completion of the contract if the contractor does not transfer the records to the County.

iv. Upon completion of the Agreement, transfer, at no cost, to the County all public records in possession of the contractor or keep and maintain public records required by the County to perform the service. If the contractor transfers all public records to the County upon completion of the Agreement, the contractor shall destroy any duplicate public records that are exempt or confidential and exempt from public records disclosure requirements. If the contractor keeps and maintains public records upon completion of the Agreement, the contractor shall meet all applicable requirements for retaining public records. All records stored electronically must be provided to the County, upon request from the County's custodian of public records, in a format that is compatible with the information technology systems of the County.

b. A request to inspect or copy public records relating to this Agreement for services must be made directly to the County. If the County does not possess the requested records, the County shall immediately notify the contractor of the request, and the contractor must provide the records to the County or allow the records to be inspected or copied within a reasonable time.

i. If a contractor does not comply with the County's request for records, the County shall enforce these requirements in accordance with the Agreement.

ii. A contractor who fails to provide the public records to the County within a reasonable time may be subject to penalties under Florida Statutes, Section 119.10.

c. The contractor shall be liable in any civil action brought due-to contractor's violation of Florida's public records laws, and shall indemnify the County as described in this Agreement.

P. Audits and Inspectors General

Nothing in this Agreement shall impair any independent right of the County to conduct audit or investigate activities. The provisions of this section are neither intended nor shall they be construed to impose any liability on the County by the Awardee or third parties.The provisions in this section shall apply to the Awardee, its officers, agents, employees, subcontractors, suppliers and Related or Affiliated Parties. The Awardee shall incorporate the provisions in this section in all subcontracts and all other Agreements executed by the Awardee in connection with the performance of the Agreement.

Miami-Dade County Inspectors General Review

According to Section 2-1076 of the Code of Miami-Dade County, as amended, Miami-Dade County has established the Office of the Inspector General which may, on a random basis, perform audits on all County contracts, throughout the duration of said contracts, except as otherwise provided below. The cost of the audit of any Contract shall be one quarter (1/4) of one (1) percent of the total contract amount which cost shall be included in the total proposed amount. The audit cost will be deducted by the County from progress payments to the selected Awardee. The audit cost shall also be included in all change orders and all contract renewals and extensions.

Exception: The above application of one quarter (1/4) of one percent fee assessment shall not apply to the following contracts: (a) IPSIG contracts; (b) contracts for legal services; (c) contracts for financial advisory services; (d) auditing contracts; (e) facility rentals and lease agreements; (f) concessions and other rental agreements; (g) insurance contracts; (h) revenue-generating contracts; (I) contracts where an IPSIG is assigned at the time the contract is approved by the

Commission; (j) professional service agreements under $1,000; (k) management agreements; (l) small purchase orders as defined in Miami-Dade County Administrative Order 3-2; (m) federal, state and local government-funded grants; and (n) interlocal agreements. Notwithstanding the foregoing, the Miami-Dade County Board of County Commissioners may authorize the inclusion of the fee assessment of one quarter (1/4) of one percent in any exempted contract at the time of award.

Awardee consents to the powers of the Inspector General. The Miami-Dade County Inspector General is authorized and empowered to review past, present and proposed County contracts, transactions, accounts, records and programs. In addition, the Inspector General has the power to subpoena witnesses, administer oaths, require the production of records and monitor existing projects and programs. Monitoring of an existing project or program may include a report concerning whether the project is on time, within budget and in compliance with plans, specifications and applicable law.

Upon ten (10) days prior written notice to the Awardee from the Inspector General or IPSIG retained by the Inspector General, the Awardee shall make all requested records and documents available to the Inspector General or IPSIG for inspection and copying. The Inspector General and IPSIG shall have the right to inspect and copy all documents and records in the Awardee's possession, custody or control which, in the Inspector General or IPSIG's sole judgment, pertain to performance of the Agreement, including, but not limited to original estimate files, worksheets, proposals and Agreements from and with successful and unsuccessful subcontractors and suppliers, all project-related correspondence, memoranda, instructions, financial documents, construction documents, proposal and Agreement documents, back-charge documents, all documents and records which involve cash, trade or volume discounts, insurance proceeds, rebates, or dividends received, payroll and personnel records, and supporting documentation for the aforesaid documents and records.

Independent Private Sector Inspector General Reviews

Pursuant to Miami-Dade County Administrative Order 3-20, the Awardee is aware that the County has the right to retain the services of an Independent Private Sector Inspector General (hereinafter "IPSIG"), whenever the County deems it appropriate to do so. Upon written notice from the County, the Awardee shall make available to the IPSIG retained by the County, all requested records and documentation pertaining to this Agreement for inspection and reproduction. The County shall be responsible for the payment of these IPSIG services, and under no circumstance shall the Awardee's prices and any changes thereto approved by the County, be inclusive of any charges relating to these IPSIG services. The terms of this provision herein, apply to the Awardee, its officers, agents, employees, subcontractors and assignees. Nothing contained in this provision shall impair any independent right of the County to conduct an audit or investigate the operations, activities and performance of the Awardee in connection with this Agreement. The terms of this Article shall not impose any liability on the County by the Awardee or any third party.

Commission Auditor Access to Records

Pursuant to Ordinance No. 03-2, Awardee shall grant access to the Commission Auditor to all financial and performance related records, property, and equipment purchased in whole or in part with government funds, including funds awarded tp Awardee pursuant to this Agreement.

Q. Prior Approval

The Awardee shall obtain written approval from PHCD prior to undertaking any of the following:

1. The engagement or execution of any subcontract(s) or Agreement assignments, wherein CDBG funds will be used to pay for goods or services. The Awardee must submit all proposed agreement documents to PHCD at least thirty (30) days prior to the start date of the agreement. PHCD shall have no obligation to approve payment of any expenditure (resulting from an agreement or subcontract) which was incurred prior to the approval by PHCD of such agreement or subcontract.

2. The addition of any positions not specifically listed in the approved budget.

3. The modification or addition of al job descriptions for existing staff.

4. The purchase of all nonexpendable personal property not specifically listed in the approved budget.

5. The disposition of all real, expendable personal, and nonexpendable personal property as defined in Section II, Paragraph W.1. of this Agreement.

6. Out-of-town travel not specifically listed in the approved budget.

7. The disposition of Program Income not specifically listed in the approved Program Income budget.

8. The publication of proposed Solicitation Notices, Invitations for Bids and Requests for Proposals as provided for in Section II, Paragraph K of this Agreement.

9. The disposal of all Agreement records as provided for in Section II, Paragraph N of this Agreement.

10. In the event the Awardee wishes to substitute personnel for the key personnel identified by the Awardee's Proposal, the Awardee must notify the County in writing and request written approval for the substitution at least ten (10) business days prior to effecting such substitution.

R. Monitoring

The Awardee shall permit PHCD and other persons duly authorized by PHCD to inspect all Agreement records, facilities, equipment, materials, and services of the Awardee which are in any way connected to the activities undertaken pursuant to the terms of this Agreement, and/or to interview any clients, employees, subcontractors, or assignees of the Awardee. Following such inspection or interviews, PHCD will deliver to the Awardee a report of its findings, and the Awardee will rectify all deficiencies cited by PHCD within the specified period of time set forth in the report, or provide PHCD with a reasonable justification for not correcting the deficiencies. PHCD will determine, in its sole and absolute discretion, whether or not the Awardee's justification is acceptable or if the Awardee must, despite the justification, rectify the deficiencies cited by PHCD in its report.

S. Conflict of Interest

The Awardee agrees to abide by the provisions of 24 CFR 84.42 (24 CFR Part 85.36 for Public Agencies) and 24 CFR 570.611, all as may be amended from time to time, with respect to conflicts of interest, and covenants that it presently has no financial interest and shall not acquire any financial interest, direct or indirect, which would conflict in any manner or degree with the performance of services requried under this Agreement. The Awardee further covenants that in the performance of this Agreement no person having such a financial interest shall be employed or retained by the Awardee hereunder. These conflict of interest provisions apply to any person who is an employee, agent, consultant, officer, or elected official or appointed official of the County, or of any designated public agencies or subrecipients which are receiving funds under the CDBG Entitlement program. The Awardee certifies and represents that no officer, director, employee, agent, or other consultant of the County or a member of the immediate family or household of the aforesaid has directly or indirectly received or been promised any form of benefit, payment or compensation, whether tangible or intangible, in connection with the grant of this Agreement.

The Awardee shall abide and be governed by Miami-Dade County Ordinance No. 72-82 (Conflict of Interest Ordinance), as amended, which is incorporated herein by reference as if fully set forth, in connection with its Agreement obligations hereunder.

The Awardee shall disclose any possible conflicts of interest or apparent improprieties of any party that are covered by the above standards. The Awardee shall make such disclosure in writing to

PHCD immediately upon the Awardee's discovery of such possible conflict. PHCD will then render an opinion which shall be binding on all parties.

The Awardee shall submit to PHCD, within five business days of execution this Agreement, all updated Conflict of Interest affidavits, Related Party Disclosure statements, list of current Board members, and list of all business associations with the following documents:

- Original Agreement or its subsequent amendments.
- Requests for budget revisions.
- Requests for approval of subcontracts.

Non-compliance with the above requirements will be considered a breach of Agreement, which will result in the immediate termination of the agreement, the recovery of the entire funding award, and the disqualification of funding through PHCD for a period of three years.

a) Awardee certifies and represents that there are no undisclosed persons or entities interested with the Awardee in this Agreement. This Agreement is entered into by the Awardee without any connection with any other entity or person making a proposal for the same purpose, and without collusion, fraud or conflict of interest. No elected or appointed officer or official, director, employee, agent or other consultant of the County, or of the State of Florida (including elected and appointed members of the legislative and executive branches of government), or a member of the immediate family or household of any of the aforesaid.

i) is interested on behalf of or through the Awardee directly or indirectly in any manner whatsoever in the execution or the performance of this Agreement, or in the services, supplies or work, to which this Agreement relates or in any portion of the revenues; or

ii) is an employee, agent, advisor, or consultant to the Awardee or to the best of the Awardee's knowledge any subcontractor or supplier to the Awardee.

b) Neither the Awardee nor any officer, director, employee, agency, parent, subsidiary, or affiliate of the Awardee shall have an interest which is in conflict with the Awardee's faithful performance of its obigation under this Agreement; provided that the County, in its sole discretion, may consent in writing to such a relationship, provided the Awardee provides the County with a written notice, in advance, which identifies all the individuals and entities involved and sets forth in detail the nature of the relationship and why it is in the County's best interest to consent to such relationship.

c) The provisions of this Article are supplemental to, not in lieu of, all applicable laws with respect to conflict of interest. In the event there is a difference between the standards applicable under this Agreement and those provided by statute, the stricter standard shall apply.

d) In the event Awardee has no prior knowledge of a conflict of interest as set forth above and acquires information which may indicate that there may be an actual or apparent violation of any of the above, Awardee shall promptly bring such information to the attention of the County's Project Manager. Awardee shall thereafter cooperate with the County's review and investigation of such information, and comply with the instructions Awardee receives from the Project Manager in regard to remedying the situation.

T. Intentionally Left Blank

U. Publicity, Advertisements and Signage

The Parties agree that the Awardee is funded by the County for CDBG Activities. Further, the Awardee agrees that all events funded by this Agreement shall recognize the County and the United States Department of Housing and Urban Development (US HUD), as funding sources and that the Awardee shall ensure that all publicity, public relations, advertisements and signs recognize the County and US HUD for the support of all contracted activities. This is to include, but is not limited to, all posted signs, pamphlets, wall plaques, cornerstones, dedications, notices, flyers, brochures, news releases, media packages, promotions, and stationery. The use of the official County logo is permissible. The Awardee shall ensure that all media representatives, when inquiring about the activities funded by this Agreement, are informed that the County and US HUD are the funding sources. The Awardee shall notify the County of all events and activities involving the Project ten (10) days prior to the activity or event.

When the Awardee obtain(s) the building permit(s), the CHMD Project Manager at the Department, must be notified in order to request the project sign from Miami-Dade County Internal Services Department (ISD). Within thirty (30) days of the erection of the sign, the CHMD Project Manager will submit an invoice to the Awardee for payment of the project sign cost. The Awardee is responsible for all costs for replacing any amended, lost, defaced or missing sign. The sign shall remain on the premises at least ninety (90) days after the issuance of the Certificate of Occupancy (CO) or Certificate of Completion (CC).

NO WORK SHALL COMMENCE UNTIL THE PROJECT SIGNS ARE SECURED IN PLACE. THE SIGNS SHALL BE IN ACCORDANCE WITH THE DETAIL SHOWN IN ATTACHMENT F. Payment for furnishing, installing and maintaining the sign shall be under the bid amount for mobilization.

V. Procurement

The Awardee must take affirmative steps to procure supplies, equipment, construction, or services to fulfill this Agreement from minority and women's businesses, and to provide these sources the maximum feasible opportunity to compete for subcontracts to be procured pursuant to this Agreement. To the maximum extent feasible, these businesses shall be located in or owned by residents of the Community Development areas designated by PHCD in the CDBG application approved by the supervising federal agency.

The Awardee shall assure that all subcontracts or third party agreements contain provisions with stated goals, that low-income residents from Community Development Target and Service Areas be provided with opportunities for employment and training in contracted activities.

In conformance with Section 3 of the Housing and Community Development Act of 1968, the Awardee must direct federal financing assistance towards Target Area residents and ensure that employment and economic opportunities be given to low and very low-income persons, particularly those who are recipients of government assistance for housing according to the guidelines mentioned below:

1. The work to be performed under this Agreement is subject to the requirements of Section 3 of the Housing and Urban Development Act of 1968, as amended, 12 U.S.C. 170l (Section 3). The purpose of Section 3 is to ensure that employment and other economic opportunities generated by HUD assistance or HUD- assisted projects covered by Section 3, shall, to the greatest extent feasible, be directed to low- and very low-income persons, particularly persons who are recipients of HUD assistance for housing.

2. The parties to this Agreement agree to comply with HUD's regulations in 24 CFR part 135, which implement Section 3. As evidenced by their execution of this Agreement, the parties to this Agreement certify that they are under no contractual or other impediment that would prevent them from complying with the part 135 regulations.

3. The Awardee agrees to send to each labor organization or representative of workers with which the Awardee has a collective bargaining agreement or other understanding, if any, a notice advising the labor organization or workers' representative of the Awardee's commitments under this Secton 3 clause, and will post copies of the notice in conspicuous places at the work site where both employees and applicants for training and employment positions can see the notice. The notice shall describe the Section 3 preference, shall set forth minimum number and job titles subject to hire, availability of

apprenticeship and training positions, the qualifications for each; and the name and location of the person(s) taking applications for each of the positions; and the anticipated date the work shall begin.

4. The Awardee agrees to include this Section 3 clause in every subcontract subject to compliance with regulations in 24 CFR part 135, and agrees to take appropriate action, as provided in an applicable provision of the subcontract or in this Section 3 clause, upon a finding that the subcontractor is in violation of the regulations in 24 CFR part 135. The Awardee will not subcontract with any subcontractor where the Awardee has notice or knowledge that the subcontractor has been found in violation of the regulations in 24 CFR part 135.

5. The Awardee will certify that any vacant employment positions, including training positions, that are filled (1) after the Awardee is selected but before the Agreement is executed, and (2) with persons other than those to whom the regulations of 24 CFR part 135 require employment opportunities to be directed, were not filled to circumvent the Awardee's obligations under 24 CFR part 135.

6. Noncompliance with HUD's regulations in 24 CFR part 135 may result in sanctions, termination of this Agreement for default, and debarment or suspension from future HUD assisted contracts.

7. With respect to work performed in connection with Section 3 covered Indian housing assistance, section 7(b) of the Indian Self-Determination and Education Assistance Act (25 U.S.C. 450e) also applies to the work to be performed under this Agreement. Section 7(b) requires that to the greatest extent feasible (i) preference and opportunities for training and employment shall be given to Indians, and (ii) preference in the award of contracts and subcontracts shall be given to Indian organizations and Indian-owned Economic Enterprises. Parties to this Agreement that are subject to the provisions of Section 3 and section 7(b) agree to comply with Section 3 to the maximum extent feasible, but not in derogation of compliance with section 7(b).

8. Fair Subcontracting Policies (Ordinance 97-35)

All Awardees on County contracts in which subcontractors may be used shall be subject to and comply with Ordinance 97-35 as amended, requiring Awardees to provide a detailed statement of their policies and procedures for awarding subcontracts which:

a) notifies the broadest number of local subcontractors of the opportunity to be awarded a subcontract;
b) invites local subcontractors to submit bids/proposals in a practical, expedient way;
c) provides local subcontractors access to information necessary to prepare and formulate a subcontracting bid/proposal;
d) allows local subcontractors to meet with appropriate personnel of the Awardee to discuss the Awardee's requirements; and
e) awards subcontracts based on full and complete consideration of all submitted proposals and in accordance with the Awardee's stated objectives.

All Awardees seeking to contract with the County shall, as a condition of award, provide a statement of their subcontracting policies and procedures (see Attachment G). The County will not execute this Agreement with Awardees who fail to provide a statement of the Subcontractors Policies and Procedures.

The County reserves the right to either approve or withdraw its consent to a subcontract if it appears to the County, in its discretion and authority, that the subcontract will delay, prevent, or otherwise impair the performance of the Awardee's obligations under this Agreement.

W. Property

1. Definitions

a. Property. As defined **on page 2 herein.**

b. Real Property: Land, land improvements, structures, fixtures and appurtenances thereto, excluding movable machinery and equipment.

c. Personal Property: Personal property of any kind except real property.

1) Tangible: All personal property having physical existence.

2) Intangible: All personal property having no physical existence such as patents, inventions, and copyrights.

d. Nonexpendable Personal Property: Tangible personal property of a nonconsumable nature, with a value of $750 or more per item, with a normal expected life of one or more years, not fixed in place, and not an integral part of a structure, facility or another piece of equipment.

e. Expendable Personal Property: All tangible personal property other than nonexpendable property.

2. The Awardee shall comply with the real property requirements as stated below:

a. Any real property under the Awardee's control that was acquired or improved by Awardee or PHCD in whole or in part with CDBG funds received from PHCD in excess of $25,000 shall be either:

1) Used to meet one of the three (3) CDBG national objectives until five (5) years after the expiration or termination of this Agreement, or for such longer period of time as determined by PHCD in its sole and absolute discretion; or

2) Not used to meet one of the three (3) CDBG National Objectives. In the event the property is not used to meet one of the national objectives for five (5) years following the expiration or termination of this Agreement or such longer period as determined by PHCD, the Awardee shall, in the sole discretion of PHCD, either pay to PHCD an amount equal to the market value of the property as may be determined by PHCD in its sole and absolute discretion, less any proportionate portion of the value attributable to expenditures of non-CDBG funds for acquisition of, or improvement to, the property or transfer the property to PHCD at no cost to PHCD. Reimbursement is not required after the period of time specified in Paragraph W.2.a.1., above.

b. Any real property under the Awardee's control that was acquired or improved in whole or in part with CDBG funds from PHCD for $25,000 or less shall be disposed of, at the expiration or termination of this Agreement, in accordance with instructions from PHCD.

c. All real property purchased or improved in whole or in part with funds from this and previous Agreements with PHCD, or transferred to the Awardee after being purchased in whole or in part with funds from PHCD, shall be listed in the property records of the Awardee and shall include a legal description; size; date of acquisition; value at time of acquisition; present market value; present condition; address or location; owner's name if different from the Awardee; information on the transfer or disposition of the property; and map indicating whether property is in parcels, lots, or blocks and showing adjacent streets and roads. The property records shall describe the programmatic purpose for which the property was acquired and identify the CDBG national objective that will be met. If the property was improved, the records shall describe the programmatic purpose for which the improvements were made and identify the CDBG national objective that will be met.

d. For awards involving the purchase or improvement of real property, the Awardee agrees to execute a mortgage, loan document, or restrictive covenant for the CDBG award with PHCD within 180 days after the execution of this agreement. Failure to comply with this requirement may result in the retraction of the CDBG award for the project and termination of this agreement.

e. All real property shall be inventoried annually by the Awardee and an inventory report shall be submitted to PHCD. This report shall include the elements listed in Paragraph W.2.c., above.

Nothing in this section shall be construed to limit the County's right to collect from Awardee the entire amount of CDBG funds awarded pursuant to this Agreement in the event Awardee fails to meet a national objective.

3. Inventory - Capital Equipment and Real Property

All capital items acquired for the project by the Awardee with funds allocated in this Agreement shall be assets of the Awardee and may be secured by a mortgage delivered to the County. A capital item shall be defined as an item that: (1) has a service life in excess of one year; (2) is either complete within itself or is a major component of another item of property; (3) by definition cannot be described either as supplies or materials; (4) will not be consumed or lose its identity; and (5) has a unit cost of $500 or more. Awardee shall notify the County immediately upon acquiring any capital items with funds allocated in this Agreement.

The County shall allow the Awardee to retain possession of capital equipment after expiration of this Agreement as long as the Awardee continues to provide the service described in the Scope of Services **(Attachment A)**. If the Awardee disbands, becomes defunct or in any way ceases to exist or if the Awardee ceases to provide the service described in the Scope of Services or another service of value, Awardee shall notify the County immediately and provide instructions describing how the County may take possession of the capital equipment. Awardee shall deliver to the County all documents of title or ownership and shall transfer or assign such ownership rights to the County. Foreclosure of the County mortgage or enforcement of other documents shall not be required in order for the County to claim and take possession of capital equipment.

4. The Awardee shall comply with the nonexpendable personal property requirements as stated below:

a. All nonexpendable personal property purchased or improved in whole or in part with funds from this and previous Agreements with PHCD shall be listed in the property records of the Awardee and shall include a description of the property; location; model number; manufacturer's serial number; date of acquisition; funding source; unit cost at the time of acquisition; present market value; property inventory number; information on its condition; and information on transfer, replacement, or disposition of the property.

b. All nonexpendable personal property purchased or improved in whole or in part with funds from this and previous Agreements with PHCD shall be inventoried annually by the Awardee and an inventory report shall be submitted to PHCD. The inventory report shall include the elements listed in Paragraph W.3.a., above.

c. Title (ownership) to all nonexpendable personal property purchased in whole or in part with funds given to the Awardee pursuant to the terms of this Agreement shall vest in the County and PHCD.

5. The Awardee shall obtain prior written approval from PHCD for the disposition of real property, expendable personal property, and nonexpendable personal property purchased or improved in whole or in part with funds given to the Awardee or subcontractor pursuant to the terms of this Agreement. The Awardee shall dispose of all such property in

accordance with instructions from PHCD. Those instructions may require the return of all such property to PHCD.

X. Program Income

1. Program Income as defined in 24 CFR Part 570.500 (a) means gross income received by the Awardee directly generated from activities supported by CDBG funds. When Program Income is generated by an activity that is only partially assisted with CDBG funds, the income shall be prorated to reflect the percentage of CDBG funds used.

2. The Awardee shall not, under any circumstances, use Program Income to pay for charges or expenses that are specifically not allowed pursuant to the terms of this Agreement and applicable federal regulations or rules, or any County rules or ordinance.

   a. The Awardee shall comply with the Program Income provisions in PHCD's Policies and Procedures Manual. If any Program Income provisions of the Policies and Procedures Manual conflict with any Program Income provisions of this Agreement, the provisions of this Agreement shall rule.

   b. The Awardee shall report to PHCD all cumulative Program Income generated from activities financed in whole or in part by funds from this Agreement, for as long as it receives and/or has control over Program Income generated from this and any previous Agreements with PHCD. The Awarded must submit the information for the generated Program Income to PHCD quarterly as part of the Fiscal Section of the Awardee's Progress Report as outlined in Section II, Paragraph F.2.a.

      The County may expressly permit Awardee to use Program Income in the Scope of Services. If such permission is not expressly set forth in the Scope of Services, then Awardee must request permission from the County to use Program Income for eligible activities. The County may in its sole discretion grant such permission, but such permission may require the approval of the Board of County Commissioners.

   c. If the Awardee requests to use Program Income, the Awardee shall provide to PHCD a written explanation of the activities to be assisted with Program Income and shall obtain PHCD's written approval prior to implementing those activities. All provisions of this Agreement shall apply to any activity performed using Program Income.

   d. Should Awardee be granted permission to use Program Income, Awardee's use of Program Income shall be subject to the limitations set forth in this Agreement and as set forth in the CDBG regulations, 24 CFR Part 570.504. Awardee acknowledges that the CDBG Regulations require that Awardee spend Program Income before further CDBG funds are drawn down. Therefore, in the event that the County permits Awardee to use Program Income, Awardee agrees that Awardee shall expend the Program Income funds prior to seeking payment of CDBG funds from the County. Twenty percent (20%) of the Program Income Awardee makes, retains or receives shall be paid to the County on a quarterly basis and reported in Awardee's quarterly Progress Report. At the conclusion of the contract period or upon termination of this Contract, Awardee shall immediately pay/return all Contract funds and Program Income to the County.

   e. Should Awardee be granted permission to use Program Income from a revolving loan activity, Program Income must be used only for the same revolving loan activity.

   f. Should Awardee be granted permission to use Program Income, Program Income from a revolving loan activity, such as loan repayments, interest earned, late fees, and investment income, shall be substantially disbursed to eligible loans, loan-related programmatic costs, and operational costs for the same

revolving loan activity before the Awardee may request additional CDBG funds for that activity.

g. Should Awardee be granted permission to use Program Income, all Program Income from activities other than a revolving loan activity shall be substantially disbursed to carry out other PHCD-approved CDBG eligible activities, and to cover operational costs before requesting additional CDBG funds.

h. Any proceeds from the sale of property as detailed in Section II, Paragraph W.4., above, shall be considered Program Income.

i. The Awardee shall obtain, as part of the required audit report, validation by a certified auditor of all Program Income and its disposition.

3. Upon expiration or termination of this Agreement or at the end of any program year, the Awardee shall transfer to the County any Program Income funds on hand, and any Program Income accounts receivable to any CDBG funded activities. PHCD may require remittance of all or part of any Program Income balances (including investments thereof).

4. PHCD, in its sole and absolute discretion, reserves the right to pursue other courses of action in the retention and use of Program Income generated by the Awardee, and such action shall not require an amendment to this Agreement.

Y. Travel

The Awardee shall comply with the County's travel policies. Documentation of travel expenses shall conform to the requirements of PHCD's Policies and Procedures Manual.

Z. Subcontracts and Assignments

1. Unless otherwise specified in this Agreement, the Awardee shall not subcontract any portion of the work without the prior written consent of the County. Subcontracting without the prior consent of the County may result in termination of the Agreement for breach. When Subcontracting is allowed, the Awardee shall comply with County Resolution No. 1634-93, Section 10-34 of the County Code and Section 2-8.8 of the County Code.

The Awardee shall ensure that all subcontracts and assignments:

a. Ensure that no contractor, subcontractor or assignee is listed on the U.S. HUD's debarred, suspended, or ineligible contractors list; Awardee shall use, at a minimum, US HUD's Excluded Parties List System to confirm clearance of contractors. The system may be accessed at https://www.sam.gov/ Awardee shall provide to PHCD a copy of the site page that indicates the name and the date it was checked. Awardee shall further ensure that no contractor, subcontractor, or assignee is listed on Miami-Dade County's debarred Contractor's List; Awardee shall, at a minimum, check at http://www.miamidade.gov/smallbusiness/business-development-reports.asp to determine if a person or entity is on Miami-Dade County's debarred contractor's list. Awardee shall provide PHCD with a printout copy of the site page that indicates the name and the date it was checked.

b. Comply with all CDBG requirements, as applicable, as well as the regulations specified in PHCD's Policies and Procedures Manual.

c. Identify the full, correct, and legal name of the party.

d. Describe the activities to be performed.

e. Present a complete and accurate breakdown of its price component.

f. Incorporate a provision requiring compliance with all applicable regulatory and other requirements of this Agreement and with any conditions of approval that the County or PHCD deem necessary.

This applies only to subcontracts and assignments in which parties are engaged to carry out any eligible substantive programmatic service, as may be defined by PHCD, set forth in this Agreement. PHCD shall in its sole discretion determine when services are eligible substantive programmatic services and subject to the audit and record-keeping requirements described above, and;

Result from an open competitive bid process generating a minimum of three bids. Such competitive process shall be described in writing, approved by the Board of Directors and a copy of which submitted to PHCD. In such circumstances that open, competitive bids are not feasible or that a minimum of three bids are unobtainable, permission to use other methods of award must be requested in writing and approved by PHCD prior to the assignment or award of subcontract. The Awardee agrees that no assignment or sub-contract will be made or let in connection with the Agreement without the prior written approval of PHCD, which approval shall not be unreasonably withheld, and that all such sub-contractors or assignees shall be governed by the terms and intent of this Agreement.

g. Incorporate the language of **Attachment E**, "Certification Regarding Lobbying."

h. Include language stating that the Subcontractor understands and agrees that the County is not a party to the subcontract and has no obligation to the subcontractor.

i. The Awardee shall maintain, and shall require that its subcontractors and suppliers maintain, complete and accurate records to substantiate compliance with the requirements set forth in the Scope of Services. The Awardee and its subcontractors and suppliers, shall retain such records, and all other documents relevant to the Services furnished under this Agreement for a period of three (3) years from the expiration date of this Agreement and any extension thereof.

2. The Awardee shall incorporate in all consultant subcontracts this additional provision:

The Awardee is not responsible for any insurance or other fringe benefits, e.g., social security, income tax withholdings, retirement or leave benefits, for the Consultant or employees of the Consultant normally available to direct employees of the Awardee. The Consultant assumes full responsibility for the provision of all insurance and fringe benefits for himself or herself and employees retained by the Consultant in carrying out the Scope of Services provided in this subcontract.

3. The Awardee shall be responsible for monitoring the contractual performance of all subcontracts and their progress toward meeting the approved goals and objectives indicated in the attached Scope of Services. Regardless of any approvals by PHCD of subcontracts or subcontractors, the Awardee shall bear all risks associated with subcontracting performance of the Activities to a subcontractor.

4. The Awardee shall receive from PHCD written prior approval for any subcontract engaging any party who agrees to carry out any substantive programmatic activities as may be determined by PHCD as described in this Agreement. PHCD's approval shall be obtained prior to the release of any funds to the subcontractor.

5. The Awardee shall receive written approval from PHCD prior to either assigning or transferring any obligations or responsibility set forth in this Agreement or the right to receive benefits or payments resulting from this Agreement.

6. Approval by PHCD of any subcontract or assignment shall not under any circumstance be deemed to provide for the incurrence of any obligation by PHCD in excess of the total dollar amount agreed upon in this Agreement.

7. If the subcontract involves $100,000 or more to provide services listed in the Scope of Services or suppliers to supply the materials, the Awardee shall provide the names of the subcontractors and suppliers to PHCD (**Attachment H**).

8. The Awardee agrees that it will not change or substitute subcontractors or suppliers from the list (**Attachment H**) without prior written approval from PHCD.

9. The Awardee shall not hire any of the Awardee's staff members or employees as subcontractors.

AA. Additional Funding

The Awardee shall notify PHCD of any additional funding received for any activity described in this Agreement. Such notification shall be in writing and received by PHCD within thirty (30) days of the Awardee's notification by the funding source.

BB. Method of Payment

The Awardee shall be paid as described below:

1. The Awardee shall be paid for those expenses allowed pursuant to the provisions provided below only when the Awardee submits to PHCD adequate proof, as determined by PHCD in its sole and absolute discretion, that the Awardee has incurred the expenditures. It shall be presumed that the Awardee has provided adequate proof of having incurred expenses if the Awardee submits to PHCD canceled checks or original Invoices approved by the Awardee's authorized representative which show performance of the Activities described in Attachment A and conformance with the laws, rules and regulations set forth in this Agreement. When original documents cannot be presented, the Awardee must adequately justify their absence in writing and furnish copies of those documents to PHCD. The Awardee shall be paid only for those expenditures contained within **Attachment B**, "Budget," to this Agreement as it may be revised with the prior written approval by PHCD.

2. Requests for payment (reimbursement) shall be assembled by calendar month and submitted to PHCD no less frequently than monthly. Expenditures incurred by the Awardee must be submitted to PHCD, along with all original invoices, copies of front and back of cancelled checkspaid to all subcontractorsand suppliers, all release of liens from alll subcontractorsand suppliers and all final approved permits, for payment within 30 days after the month in which the expenditures were incurred. Failure to comply will result in rejection of invoices. In no event shall the County be obligated to pay any invoices for expenses which were incurred more than 60 days prior to the date the request for payment is submitted to PHCD.

3. In no event shall the County provide advance CDBG funding to the Awardee or to any subcontractor hereunder, nor shall the Awardee advance CDBG funds to any party.

4. Any payment due under the terms of this Agreement may be withheld pending the receipt and approval by PHCD of all reports and documents which the Awardee is required to submit to PHCD pursuant to the terms of this Agreement or any amendments thereto.

5. All payments will be limited to the quarterly payment schedule that accompanies the action step chart in the scope of services. Payment is contingent on the achievement by the Awardee of the quarterly accomplishment levels identified in the scope of services portion of this agreement – **Attachment A**, which shall be submitted with all payment requests and shall clearly identify the completed level of accomplishments met. This shall also apply to soft costs associated with project delivery.

6. No payment(s) will be made without evidence of appropriate insurance required by this Agreement. Such evidence must be on file with PHCD and the County's Internal Services

Department. PHCD must receive the final request for payment from the Awardee no more than thirty (30) calendar days after the expiration or termination of this Agreement. If the Awardee fails to comply with this requirement, the Awardee will forfeit all rights to payment(s) if PHCD, in its sole discretion, so chooses.

7. All monies paid to the Awardee which have not been used to retire outstanding obligations of this Agreement must be refunded to PHCD in accordance with PHCD's Policies and Procedures Manual.

8. Any unexpended funds remaining after the completion of the services under this Agreement, or after termination of this Agreement, shall be recaptured in full by the County.

9. In the event the County determines that the Awardee has breached the terms of this agreement and that the County is entitled to return of any or all of the funds awarded under this Agreement, Awardee agrees to and shall assign any proceeds to the County from any Agreement between the County, its agencies or instrumentalities and the Awardee or any firm, corporation, partnership or joint venture in which the Awardee has a controlling financial interest in order to secure repayment of this award. "Controlling financial interest" shall mean ownership, directly or indirectly to ten percent or more of the outstanding capital stock in any corporation or a direct or indirect interest of ten percent or more in a firm, partnership or other business entity.

10. For special economic development projects: Notwithstanding any other provision herein, payments to Awardee shall be restricted in the following manner: payment by the County of expenditures contained within Attachment B, "Budget," to this Agreement shall be on a *pro* rata basis in accordance with the level of development progress and percentage of construction completed by Awardee using funds from Awardee's equity contribution toward the project.

CC. Reversion of Assets

The Awardee shall return to PHCD, upon the expiration or termination of this Agreement, all assets owned or held by Awardee as a result of this Agreement, including, but not limited to any CDBG funds on hand, any accounts receivable, any overpayments due to unearned funds or costs disallowed pursuant to the terms of this Agreement that were disbursed to the Awardee by the County, other than reasonable operating and deficit reserves established by Awardee and which are connected with the real property. In the case of activities involving real property, such reserves shall not be distributed to any partner or subcontractor prior to repayment to PHCD of the CDBG Loan. The Awardee shall at the request of the County execute any and all documents, including but not limited to, mortgages securing the property, UCC financing statements, and restrictive covenants, as required by the County to effectuate the reversion of assets.

DD. Restriction on the Use of Funds

The funds received pursuant this Agreement shall be used for the purposes set forth herein and shall not be used to supplant other funds. In no event shall funds received pursuant to this Agreement be used for:

1. Adverse Actions or Proceedings. The Awardee shall not utilize County funds to retain legal counsel for any action or proceeding against the County or any of its agents, instrumentalities, employees or officials. The Awardee shall not utilize County funds to provide legal representation, advice or counsel to any client in any action or proceeding against the County or any of its agents, instrumentalities, employees or officials.

2. Religious Purposes. County funds shall not be used for religious purposes.

3. Commingling Funds. The Awardee shall not commingle funds provided under this Agreement with funds received from any other funding sources, but may be included in a Development Bank Account permitted by the first mortgage lender at the discretion of the County.

III. THE COUNTY AGREES:

Subject to the availability of funds, to pay for contracted Activities according to the terms and conditions contained within this Agreement in an amount not to exceed the appropriated amount as stated on page 1 of this contract.

IV. THE AWARDEE AND PHCD AGREE:

A. Effective Date

1. This Agreement shall begin on the effective start date as stated on page 1 of this contract . Any costs incurred by the Awardee prior to this date will not be reimbursed by the County.

2. This Agreement shall expire on the end date as stated on page 1 of this contract. Any costs incurred by the Awardee beyond this date will not be reimbursed by the County. The term of this agreement and the provisions herein may be extended by the County to cover any additonal time period during which the Awardee remains in control of the CDBG funds or other assests, including Program Income to support CDBG eligible activites. Any extension made pursuant to this paragraph shall be accomplished by a writing by the County to the Awardee. Such notice shall automatically become a part of this Agreement.

3. This Agreement may, at the soe and absolute discretion of the County and PHCD, remain in effect during any period that the Awardee has control over Agreement funds, including Program Income. However, the County shall have no obligation or responsibility to make any payment, except those described within Section II, Paragraph Y, or provide any type of assistance or support to the Awardee if this Agreement has expired or been terminated.

4. Management Evaluation and Performance Review

The Department may conduct a formal management evaluation and performance review of the Awardee, if in the Department's sole discretion it is deemed necessary and applicable. The management evaluation shall reflect the Awardee's compliance with generally accepted fiscal and organizational standards and practices. The performance review should reflect the quality of service provided and the value received using monitoring data, such as progress reports, site visits, and client surveys.

B. Default or Breach

1. The Awardee shall be in default or breach of this Agreement if any of the following acts, omissions or conditions occur:

a. The Awardee fails to fulfill each and every provision of this Agreement and the Attachments and fails to provide the services outlined in the Scope of Services **(Attachment A)** within the effective term of this Agreement, including but not limited to failure to meet the National Objective, as determined by the County and U.S. HUD.

b. Awardee fails to disclose all Related or Affiliated Parties and all matters required to be disclosed as to Related or Affiliated Parties to the County as requried herein.

c. Filing of a lis pendens, foreclosure action, or other legal action against the Property, any property of Awardee or Related or Affiliated Party, or against Awardee or Related or Affiliated Party which the County determines, in its sole discretion, threatens the Property or the ability of Awardee to fulfill the provisions of this Agreement and the services outlined in the Scope of Services.

d. Any arrearage, default, or late payment on any loan, Note or other debt or obligation for which the Property is security or regarding any property of Awardee or Related or Affiliated Party, including properties not related to this Agreement.

e. Any legal encumbrance on the Property not permitted in writing by the County.

f. Any anticipated or pending bankruptcy, restructuring, dissolution, reorganization, appointment of a trustee or receiver.

g. Any action, activity, facts, or circumstances that the County determines in its sole discretion would materially impair performance by Awardee of all the terms and conditions of this Agreement.

h. Awardee fails to report to the County within ten (10) days any bankruptcy, reorganziation, dissolution, liquidation, appointment of a trustee or receiver, lis pendens, foreclosure action or legal encumberance related to the Awardee, Related or Affiliated Party or the Property, or any action, activity, facts, or circumstances that would materially impair performance by Awardee of all the terms and coditions of this Agreement.

i. Failure to comply strictly with Section W(2)(a)(1)-(2) of this Agreement.

j. Failure to meet the fifty percent (50%) or seventy percent (70%) Benchmarks, as set forth in this Agreement, or to submit documentation (via Progress Reports and applicable supporting documentation) sufficient to show Awardee has met said Benchmarks.

C. Suspension

1. The County may suspend payment in whole or in part under this Contract by providing written notice to the Awardee of such suspension and specifying the effective date thereof, at least ten (10) days before the effective date of suspension. If payments are suspended, the County shall specify in writing the actions that must be taken by the Awardee as conditions precedent to resumption of payments and shall specify a reasonable date for compliance. The County may also suspend any payments in whole or in part under any other Agreements entered into between the County and the Awardee. The Awardee shall be responsible for its own direct and indirect costs associated with such suspension, including attorney's fees. Reasonable cause shall be determined by PHCD, in its sole and absolute discretion, and may include, but is not limited to:

a. Ineffective or improper use of these Agreement funds by the Awardee or any of its subcontractors;

b. Failure by the Awardee to materially comply with any term or provision of this Agreement;

c. Failure by the Awardee to submit any documents required by this Agreement; or

d. The Awardee's submittal of incorrect or incomplete reports or other required documents.

e. Failure to meet the fifty percent (50%) or seventy percent (70%) Benchmarks, as set forth in this Agreement, or to submit documentation (via Progress Reports and applicable supporting documentation) sufficient to show Awardee has met said Benchmarks.

2. In the event of a default by the Awardee, PHCD may at any time suspend the Awardee's authority to obligate funds, withhold payments or both. These actions may apply to only part or all of the activities funded by this Agreement.

2. PHCD will notify the Awardee of the type of action to be taken in writing by certified mail, return receipt requested, or in person with proof of delivery. The notification will include the reason(s) for such action, the conditions of the action, and the necessary corrective action(s).

D. Termination

1. Termination at Will

This Agreement, in whole or in part, may be terminated by PHCD upon no less than ten (10) working days notice when PHCD determines that it would be in the best interest of PHCD and the County. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. In the event of termination, the County may: (a) request the return of all finished or unfinished documents, data studies, surveys, drawings, maps, models, photographs, reports prepared, and capital equipment secured by the Awardee with County funds under this Agreement; (b) seek reimbursement of County funds allocated to the Awardee under this Agreement; and/or (c) terminate or cancel any other Agreements entered into between the County and the Awardee. The Awardee shall be responsible for its own direct and indirect costs associated with such termination, including attorney's fees.

2. Termination for Convenience

PHCD may terminate this Agreement, in whole part when both parties agree that the continuation of the activities would not produce beneficial results commensurate with the further expenditure of funds. Both parties shall agree upon the termination conditions. PHCD, at its sole discretion, reserves the right to terminate this Agreement without cause upon thirty (30) days written notice. Upon receipt of such notice, the Awardee shall not incur any additional costs under this Agreement.

3. Termination Because of Lack of Funds

In the event of a funding short-fall, or a reduction in federal appropriations, or should funds to finance this Agreement become unavailable, PHCD may terminate this Agreement upon no less than twenty-four (24) hours written notification to the Awardee. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery. PHCD shall be the final authority to determine whether or not funds are available. PHCD may at its discretion terminate, renegotiate and/or adjust the Agreement award whichever is in the best interest of the County.

4. Termination for Substantial Funding Reduction

In the event of a substantial funding reduction of the allocation to the Awardee through Board of County Commissioners' action, the Awardee may, at its discretion, request in writing from the Director of PHCD a release from its contractual obligations to the County. The Director of PHCD will review the effect of the request on the community and the County prior to making a final determination.

5. Termination for Default or Breach

PHCD may terminate this Agreement upon no less than twenty-four (24) hours written notification to the Awardee for breach or default.

6. Termination for Failure to Make Sufficient Progress.

PHCD may terminate this Agreement, in whole or in part, when PHCD determines, in its sole and absolute discretion, that the Awardee is not making sufficient progress thereby endangering ultimate Agreement performance, or is not materially complying with any term or provision of this Agreement, PHCD may treat such failure to comply as a repudiation of this Agreement;

7. Termination for Bankruptcy

The County reserves the right to terminate this Agreement, if, during the term of any Agreement the Awardee has with the County, the Awardee becomes involved as a debtor in a bankruptcy proceeding, or becomes involved in a reorganization, dissolution, or liquidation proceeding, or if a trustee or receiver is appointed over all or a substantial portion of the property of the Awardee under federal bankruptcy law or any state insolvency law.

8. General to Termination and Breach

Unless the Awardee's breach is waived by the County in writing, the County may, by written notice to the Awardee, terminate this Agreement upon no less than twenty-four (24) hours notice. Said notice shall be delivered by certified mail, return receipt requested, or in person with proof of delivery.

Waiver of breach of any provision of this Agreement shall not be deemed to be a waiver of any other breach and shall not be construed to be a modification of the terms of this Agreement. The provisions herein do not limit the County's right to legal or equitable remedies. The County may resort to any remedy for breach provided herein or at law, including but not limited to, taking over the performance of the Services or any part thereof either by itself or through others.

In the event the County shall terminate this Agreement for default or breach, the County or its designated representatives, may immediately take possession of all applicable equipment, materials, products, documentation, reports and data.

9. Penalties for Fraud, Misrepresentation, Material Misstatement, or Criminal Conviction

In accordance with the Code of Miami-Dade County, Section 2-8.4.1, and other County policies, if Awardee or any individual, corporation, firm, partnership, joint venture or other business entity in which Awardee or its principals has a Controlling Financial Interest attempts to meet its contractual obligations with the County under this Agreement or any other County agreement or County program through fraud, misrepresentation or material misstatement, or is convicted of fraud, bribery or any other corrupt or criminal act in connection with any County program or County agreement, the County shall have the sole and absolute discretion to terminate this Agreement and may terminate or cancel any other agreements which Awardee or such individual, corporation, firm, partnership, joint venture or other business entity in which Awardee or its principals has a Controlling Financial Interest has with the County. Such individual or entity shall be responsible for its own direct and indirect costs associated with such termination or cancellation, including attorney's fees. The foregoing notwithstanding, any individual, corporation, firm, partnership, joint venture or other business entity who attempts to meet it contractual obligations with the County through fraud, misrepresentation or material misstatement may be disbarred from County contracting for up to five (5) years. For the purposes of this section, "controlling financial interest" shall mean ownership, directly or indirectly to ten percent or more of the outstanding capital stock in any corporation or a direct or indirect interest of ten percent or more in a firm, partnership or other business entity.

E. Other Remedies

In addition to other provisions set forth herein, in the event of default by the Awardee, the County shall have the right to exercise any and all of the following remedies:

1. Awardee shall be liable for all damages, including but not limited to:

   a. the difference between the cost associated with procuring Services hereunder and the amount actually expended by the County for reprocurement of Services, including procurement and administrative costs; and
   b. such other direct damages.

2. The Awardee shall remain liable for any liabilities and claims related to the Awardee's performance of this Agreement or any breach or default, notwithstanding the expiration or termination of this Agreement.

3. Seek enforcement of this Agreement including but not limited to filing an action with a court of appropriate jurisdiction. The Awardee shall be responsible for its own direct and indirect costs associated with such enforcement, including attorney's fees.

4. Debar the Awardee from future County contracting.

5. Any other remedy available at law or equity.

Damages Sustained. Notwithstanding the above, the Awardee shall not be relieved of liability to the County for damages sustained by the County by virtue of any breach of the Agreement, and the County may withhold any payments to the Awardee until such time as the exact amount of damages due the County is determined. The County may also pursue any remedies available at law or equity to compensate for any damages sustained by the breach.

Payment Settlement. If termination occurs for reasons other than breach or default, Awardee shall be paid only for reasonable, allowable costs incurred by Awardee prior to notice of termination. "Reasonable, allowable costs" are those costs which are necessary in order to perform Awardee's obligations under this Agreement and specifically exclude expenses incurred prior to the execution date of this Agreement, personal expenses, travel expenses, expenses related to additional phases of the Project not specifically and expressly incorporated into this Agreement. PHCD shall be the sole judge of "reasonable, allowable costs." All compensation pursuant to this Article is subject to an audit at the County's discretion. Awardee shall not receive payment for lost future revenues, lost developer fees or lost profits,

E-1. Limitation of Liability and Limitation of Remedies

Awardee acknowledges that the County is providing substantial funds to Awardee at low or no cost to Awardee, and that these CDBG funds are for the purpose of providing a benefit to the community health and welfare.

Therefore, notwithstanding any other provision herein, the Parties agree to the following limitations on liabilities for any and all claims of any kind arising from or in connection with performance or breach of this Agreement, which limitations shall apply equally to both Parties:

1. Both Parties' cumulative liability for damages, if any, is limited to the amount of the CDBG funds set forth in Section III, above.

2. Neither party shall be liable for lost revenues, lost profits, lost program income, or lost developer fees.

3. Each party shall bear its own attorney's fees and costs.

4. Neither party shall be liable for costs incurred by the other party prior to the execution of this Agreement.

F. Renegotiation, Modification and Right to Waive

1. Modifications of provisions of this Agreement shall be valid only when in writing and signed by duly authorized representatives of each party, which for the County is the County Mayor or Mayor's designee. The parties agree to renegotiate this Agreement if PHCD determines, in its sole and absolute discretion, that federal, state, and/or County revisions of any applicable laws or regulations, or increases or decreases in budget allocations make changes in this Agreement necessary. PHCD shall be the final authority in determining whether or not funds for this Agreement are available due to federal, state and/or County revisions of any applicable laws or regulations, or increases in budget allocations.

2. The County shall have the right to exercise an option to extend this Agreement beyond the current Agreement period and will notify the Awardee in writing of the extension. This Agreement may be extended beyond the initial extension period upon mutual agreement between the County and the Awardee, upon approval by the County Mayor or Mayor's designee.

3. The County may, for good and sufficient cause, waive provisions in this Agreement. Waiver requests from the Awardee shall be in writing. No waiver shall be valid unless in writing and signed by the County Mayor or Mayor's designee. Any waiver shall not be construed to be a modification of this Agreement.

4. The County's failure to exercise any of its rights under this Agreement, or the County's waiver of a provision on any one occasion, shall not constitute a waiver of such rights or provision on any other occasion. No failure or delay by the County in the exercise of any right shall operate as a waiver.

G. Budget Revisions and Changes to the CDBG Eligibility Activity Title

1. Revisions to the Budget (**Attachment B**) shall be requested in writing and must comply with PHCD's Policies and Procedures Manual. All budget revisions shall require an amendment of this Agreement, which the County shall have no obligation to execute. The County shall not be obligated to make payments for expenditures incurred prior to the approval of the budget revision related to such expenditures.

2. Budget Revisions Through County Resolution

Should a portion of the funding allocation to the Awardee be rescinded by action from the Board of County Commissioners, written notification via certified mail to the Awardee advising of the funding reduction shall be sent by PHCD no later than five (5) working days of the action; written notification will constitute a Agreement amendment. The Awardee will have five working days upon receipt of certified return receipt notification to submit a revised budget reflecting funding adjustments. Should the modified budget not be received within the specified time, The County will revise the budget at its discretion. The County in its sole and absolute discretion will determine whether substantial reductions will necessitate revision and resubmittal of the Scope of Service (**Attachment A**). Revisions to the Scope of Services, when required, will be negotiated to the mutual satisfaction of both parties.

3. Revisions to the CDBG eligibility activity titles under which this Agreement's objectives are classified as noted in the Scope of Services shall not require a Agreement amendment.

H. Compliance

The County shall have the right to inspect, monitor, and inquire of Awardee , at the sole and absolute discretion of the County, remain in effect during any period that the Awardee is obligated to complete a National Objective or has control over Agreement funds, including Program Income, in order to ensure compliance with the CDBG Regulations. However, the County shall have no obligation or responsibility to make any payment or provide any type of assistance or support to the Awardee if this Agreement has expired or been terminated.

The Awardee agrees to comply with all applicable State and County laws, rules and regulations, which are incorporated herein by reference or fully set forth herein.

Any alterations, variations, modifications, extensions or waivers of provisions of this Agreement shall only be valid when they have been reduced to writing, duly approved and signed by both parties and attached to the original of this Agreement.

This contract may be executed in counterpart copies, and these counterparts shall together constitute an original of this Agreement.

I. Disputes

In the event an unresolved dispute exists between the Awardee and PHCD, PHCD shall refer the questions, including the views of all interested parties and the recommendation of PHCD, to the County Mayor for determination. The County Mayor, or an authorized representative, will issue a determination within thirty (30) calendar days of receipt and so advise PHCD and the Awardee, or in the event additional time is necessary, PHCD will notify the Awardee within the thirty (30) day period that additional time is necessary. The Awardee agrees that it shall not bring any legal action or against the County until thirty (30) days from the County Mayor issuing his/her determination.

J. Headings

The section and paragraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

K. Minority Participation

In order to gain greater Black business participation, the Awardee may submit its Agreements to the County Mayor for bidding and award in accordance with County policies and procedures.

L. Proceedings

This Agreement shall be construed in accordance with the laws of the State of Florida. Any dispute arising under, in connection with or related to this Agreement or related to any matter which is the subject of this Agreement shall be subject to the exclusive jurisdiction of the state and/or federal courts located in Miami-Dade County, Florida.

M. Notice and Contact

All notices between the Parties shall be in writing and sent by registered or certified mail and addressed as follows:

TO AWARDEE: OUR Microlending, LLC.
3191 Coral Way, Suite 109
Miami, FL 33146
Attn: Emilio Santandreu, Chief Executive Director

COPY TO: ____________________
____
____
Attn: ____________________

TO COUNTY:	Miami-Dade County 111 N. W. 1st Street Miami, Florida 33128 **Attn: Russell Benford, Deputy Mayor**
COPY TO:	Public Housing and Community Development 701 NW 1st Court, 14th Floor Miami, FL 33130 **Attn: Michael Liu, Director**
COPY TO:	Public Housing and Community Development 701 NW 1st Court, 14th Floor Miami, FL 33136 **Attn: Fred Victor, PHCD Manager**
COPY TO:	Assistant County Attorney County Attorney's Office 111 N. W. 1st Street, Suite 2810 Miami, Florida 33128 **Attn: Brenda Kuhns Neuman, *Esquire***

Such addresses may be changed by written notice to the other party.

In the event that different representatives are designated by either party after this Agreement is executed, or the Awardee changes its address, notice of the name of the new representative or new address will be rendered in writing to the other party and said notification attached to originals of this Agreement.

In the event that any of the information required by the provisions of this Article is changed by either of the Parties after the execution of this Agreement, the affected Party shall give notice in writing within five (5) days to the other Party of the amended pertinent information, which shall be attached and incorporated into this Agreement.

N. WAIVER OF JURY TRIAL

NEITHER THE AWARDEE, SUBCONTRACTOR, NOR ANY OTHER PERSON LIABLE FOR THE RESPONSIBILITIES, OBLIGATIONS, SERVICES AND REPRESENTATIONS HEREIN, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE AWARDEE, SUBCONTRACTOR OR ANY SUCH OTHER PERSON OR ENTITY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ENTITIES, OR ANY OF THEM. NEITHER AWARDEE, SUBCONTRACTOR, NOR ANY SUCH PERSON OR ENTITY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

O. Assignment

The Awardee shall not assign, transfer, hypothecate or otherwise dispose of this Agreement, including any rights, title or interest therein, or its power to execute such Agreement to any person, company or corporation without the prior written consent of the County.

P. Third Parties

This agreement is intended for the sole and exclusive benefit of the parties and is not intended to benefit any third party nor shall it be deemed to give rise to any rights in any third party.

Q. Survival

The parties acknowledge that many of the obligations in this agreement, including but not limited to Awardee's obligation to indemnify the County, maintain Contract Records, and provide sufficient evidence of CDBG Regulation compliance for the duration of the period in which Awardee is obligated to meet a National Objective or has control over CDBG funds as well as the County's right to inspect and monitor the Project and Awardee for complaince with the HOME Regulations, will survive the term, termination, and cancellation hereof. Accordingly, the respective obligations of the Awardee and the County under this agreement, which by nature would continue beyond the termination, cancellation or expiration thereof, shall survive termination, cancellation or expiration hereof.

R. Autonomy

The Parties agree that this Agreement recognizes the autonomy of and stipulates and implies no affiliation between the contracting parties. It is expressly understood and intended that the Awardee is only a recipient of funding support and is not an agent, employee, servant or instrumentality of the County.

The Awardee is, and shall be, in the performance of all work services and activities under this Agreement, an independent contractor, and not an employee, agent or servant of the County. All persons engaged in any of the work or services performed pursuant to this Agreement shall at all times, and in all places, be subject to the Awardee's sole direction, supervision and control. The Awardee shall exercise control over the means and manner in which it and its employees perform the work, and in all respects the Awardee's relationship and the relationship of its employees to the County shall be that of an independent contractor and not as employees, servants or agents of the County.

The Awardee does not have the power or authority to bind the County in any promise, Agreement or representation other than specifically provided for in this Agreement.

S. All Terms and Conditions Included

This Agreement and its attachments as referenced (Attachment A - Scope of Services; Attachment A1 – Action Steps; Attachment B - Budget; Attachment B-1(C) Idemnification and Insurance Requirements; Attachment B-2 – CDBG Program Requirements (Housing Only); Attachment C - Progress Report,Set-Up Forms, Performance & Benefit Data Supplement to Quarterly Expenditure & Progress Report; Attachment D - Information for Environmental Review; Attachment E – Certification, Statements and Affidavits; Attachment F - Publicity, Advertisements and Signage; Attachment G – Fair Subcontracting Policies; Attachment H – Subcontractor/Supplier Listing); Attachment I – Agreement to Authorize Examination of Records and Adhere to Records Retention Requirements) contain all the terms and conditions agreed upon by the parties. No other Agreement, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or bind any of the parties hereto.

T. Conflict

In the event that a conflict arises between any prior funding documents and/or agreements governing this development, the terms, provisions and definitions included in this Agreement shall prevail.

In the event that the Subsidy Layering Review (SLR) or Underwriting analysis determine the project's true "gap" financing needs to be less than the maximum award allocated by the Board of County Commissioners, the SLR amount shall prevail and the amount of CDBG funds described in this Agreement shall be subsequently reduced. "Gap" financing means the difference between the amount of financing available for the Project from other sources and the total project cost. In the event Awardee applies for and is awarded by the Board of County Commissioners ("BCC") additional funding for the same Project, as described in this Agreement, a separate Agreement or amendment to this Agreement must be negotiated and executed between Awardee and the County Mayor or Mayor's designee. Any differences between the terms and conditions set forth in this

Agreement and the subsequent funding award shall require a negotiation between the Parties in order to resolve those differences. Awardee understands and acknowledges that changes to the Project or Activities described in this Agreement may not be accomplished by applying for and being awarded subsequent funds by the BCC. In the event that Awardee applies for and is awarded by the BCC funding for an additional phase of the same Project, a separate agreement must be negotiated and executed between the Parties. Under no circumstances shall Awardee assert that a subsequent application for and award of funds for the same project constitutes and amendment of this Agreement. Awardee expressly assumes any and all risk of loss or damage associated with a subsequent application for and award of funds for the same Project where such subsequent application by Awardee includes terms which conflict with the terms of this Agreement.

U. Interpretation

Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement. Wherever used herein, the singular shall include the plural and plural shall include the singular, and pronouns shall be read as masculine, feminine or neuter as the context requires.

V. Survival

The parties acknowledge that any of the obligations in this Agreement, including but not limited to the Awardee's obligation to indemnify the County, will survive the term, termination and cancellation hereof. Accordingly, the respective obligations of the Awardee and the County under this Agreement, which by nature would continue beyond the termination, cancellation or expiration thereof, shall survive termination, cancellation or expiration hereof.

W. Corporate Governance

A Not-for-Profit Awardee shall abide by and be governed by Chapter 617, Florida Statutes, particularly Sections 617.0830 through 617.0835 as amended, which are incorporated herein by reference as if fully set forth herein in connection with its Agreement obligations hereunder.

A For-Profit Awardee shall abide by and be governed by Chapter 607, Florida Statutes, particularly Sections 607.0830 through 607.0833, as amended, which is incorporated herein by reference as if fully set forth herein in connection with its contractual obligations hereunder.

X. Miami-Dade County Implementing Order: IO 4-132 will apply to this Agreement. This Implemeting Order requires the County to charge Awardee applicable fees as outlined below:

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT SERVICE RATE SCHEDULE		
Fee Name	**Proposed Fee (FY 2015 – 16)**	**Fee Due**
Construction Inspection Fee	$1,500.00	At Loan Closing
Contract Extension/Modificaiton Fee (Multi-Family Development Loans Only)	$2,500.00	At Time of Request for Extension

IN WITNESS THEREOF, the parties hereto have caused this contract to be executed by their undersigned officials as duly authorized, this ______ day of _______ 2016.

AWARDEE:
OUR Microlending, LLC

BY: [signature]

NAME: EMILIO M. SANTANDREU

TITLE: CEO

DATE: 9/22/2016

BY: ______________________

NAME: ______________________

TITLE: ______________________

DATE: ______________________

MIAMI-DADE COUNTY

BY: ______________________

NAME: Carlos A. Gimenez

TITLE: Mayor

DATE: ______________________

ATTEST

BY: ______________________

TITLE: Clerk, Board of County Commissioners

DATE: ______________________

Witnesses:

BY: [signature]
(Signature)

William R. Mateo
Type or Print Name

BY: Carolina Huertas
(Signature)

Carolina Huertas
Type or Print Name

Federal ID Number: 26-1218989

Resolution #: R-728-16

Awardee's Fiscal Year Ending Date:

CORPORATE SEAL:

ATTACHMENT A
PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

MIAMI-DADE COUNTY

FY 2016 Scope of Services
January 1, 2016 thru December 31, 2016
Our Microlending, LLC

1.	- ACTIVITY TITLE:	**Micro Enterprise Lending
	IDIS #:	TBD
	RESOLUTION #:	#R-728-16
	DUNS #:	13932461
2.	- ACTIVITY DESCRIPTION:	Provide business micro loans to a targeted population of lower - income micro-entrepreneurs in Miami Dade County. They estimate 28 microloans(up to $ 25,000), creating up to 6 jobs.
	2a – Activity Category:	Economic Development
	2b. – Objective:	Economic Opportunities
	2c. – Outcome:	Sustainability
3.	- APPROVED BY BCC:	Amount: $200,000 Source: CDBG funds and CDBG program income funds FY: 2016
	Other Funding Source and Amount:	
4.	- FY 2016 FUNDING REQUESTED:	$200,000
5.	- HUD INFORMATION:	
	5a. – HUD matrix code:	18C
	5b. – HUD Activity Type:	LMJ
	5c. – HUD National Citation	570.208 (a) (4)
6.	- ACCOMPLISHMENTS:	
	6a. – Number of Units:	6
	6b. – Type:	Jobs
7.	- NATIONAL OBJECTIVE:	
	Total # of Low/Mod in Service Area:	1360
	Census Tract:	76.03
	Block Group:	1
8.	- ACTIVITY ADDRESS:	3191 Coral Way # 109 Miami, FL 33145
9.	- LOCATION:	
	NRSA (Activity located in):	CW
	District (Activity located in):	7
10.	- LABOR STANDARD applicable	

Type of Work:

☐ Building ☐ Residential ☐ Highway ☐ Heavy

11. Set aside units different from total units

12. INSURANCE REQUIREMENTS: See Attachment B-1(c) for detailed requirements.

Project Manager: Fred Victor

[signature]
Planner: Scnia Colon (Signature)

[signature] 9/14/16
Manager/Community Planning & Outreach (Signature)

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT
ATTACHMENT A
LOW-MOD AREA BENEFIT (LMA)

CDBG DETAILED SCOPE OF SERVICES
January 1, 2016 – December 31, 2016

Name of Department:	Lending Department
Activity Title:	Microlending Program
FY 2016 Funding Amount:	$200,000

1. **Agency Information:**
Provide a brief description of your department.

Its mission is to help address poverty by helping build assets through business ownership. OUR MicroLending offers these underserved micro-entrepreneus business microloans ranging in size from $1,500-$50,000; with terms of up to 12 months. We do not take into consideration the credit scores of the individual, but rather the cash flow and profitability of the business. Microentrepreneurs can use our loans for working capital to create new jobs, equipment acquisition, advertising, etc. In addition, we offer Technical Assistance. Lastly, all these benefits also create community benefits by creating jobs and producing needed goods and services.

2. **Proposed Activity:**
Provide a brief description of the proposed activity, including who will carry it out, how low-to-moderate income persons will be served, and the location of the activity. Include the estimated number of clients benefiting from the activity and other measurable outcomes, if applicable.

For facility improvement or construction activities, please provide a scope of work for each county-owned facility and describe the type of work to be performed (specify if it is new construction or facility improvements), the location of the site, and who the facility will serve.

OUR MicroLending is a CDFI Micro Lender established in 2007. It provides business microloans to a targeted population of lower income micro entrepreneurs in the entire Miami Dade County. 80% of the CDBG Program Award will strictly be used as lending capital. OUR lends county-wide. The estimated number of eligible Microentrepreneus to be helped with microloans are 23 Microentrepreneurs, and the impact that this will have will be the creation of at least 6 full time jobs in those communities.

Based on our track record, current team, system platform and local established referral netwroks, we feel confident we can deploy the request grant within 6 months after receiving the award.

3. Service Area/Address:

Describe the area to be served by the activity or provide the site address.

OUR MicroLending lends county wide. However, through our referral network, we focus our activity in the following NRSAs: Opa Locka, Buscayne North, Cutler Ridge, and South Miami.

Indicate if the activity will serve or is located in a Neighborhood Revitalization Strategy Area (NRSA) and/or a Eligible Block Area (See Attachment D for maps of the NRSAs and a list of the eligible block groups).

a. Biscayne North
b. Cutler Ridge
c. Goulds
d. Leisure City/Naranja
e. Model City
f. Opa-Locka
h. South Miami
i. West Little River
k. Melrose*
l. North Miami*
m. Sweetwater*
n. West Kendall*

g. Perrine

o Eligible Block Areas (Please list address)
A, B, C, F, and H

*THESE AREAS ARE NOT NRSAs – they are considered Neghborhood Outreach Areas. Therefore, income verification documentation are required if they are receiving services with CDBG funding

4. Expected Accomplishments per Quarter:

Please provide unduplicated counts for the proposed accomplishments.

1st Quarter:	2	3rd Quarter:	1
2nd Quarter:	2	4th Quarter:	1
Total for FY 2016:	6		

Of the total persons/households served, indicate the percent that are expected to be low-to-moderate income.	100%
Estimated Completion Date (For Public Facility Improvements Only):	

5. Eligibility and National Objective

Under the national objective that benefits low-to-moderate income person, activities must be categorized under the Low-Mod Area Benefit. (For assistance, see Attachment C to identify the national objective for your department's activity).

Low-Mod Area Benefit (LMA) - Such activities must benefit **all** the residents of a pre-determined area, where:

- At least 51% of the residents are very low to moderate income persons.
- The area must be primarily residental. In Miami-Dade County, the areas that meet the LMA criteria include the NRSAs and the Eligible Block Groups (See Attachment D for a list of these areas).

NOTE: Countywide activities cannot be LMA. Examples of LMA activities include: street improvements, sidewalks, park improvements, and other public improvements that are available to **all** residents of the pre-defined area. Such activities are required to provide a certificate of completion or a certificate of occupancy when completed. If the activity is an LMA, please identify the NRSA or Eligible Block Groups to be served in question 3 above.

FY 2016 U.S. HUD INCOME LIMITS

(Effective 03/28/2016)

FAMILY SIZE	EXTREMELY LOW (30% OF MEDIAN)	VERY LOW (50% OF MEDIAN)	LOW (80% OF MEDIAN)

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT
ATTACHMENT A
LOW-MOD AREA BENEFIT (LMA)

	IF LESS THAN:	VERY LOW	GREATER THAN:
1	$14,950	$24,850	$39,800
2	$17,050	$28,400	$45,450
3	$20,160	$31,950	$51,150
4	**$24,300**	**$35,500**	**$56,800**
5	$28,440	$38,350	$61,350
6	$32,580	$41,200	$65,900
7	$36,730	$44,050	$70,450
8	$40,890	$46,900	$75,000

New tables are published yearly by USHUD and will be provided to the Agency when available.

Warning: Title 18, US Code Section 1001, states that a person who knowingly and willingly makes false or fraudulent statements to any Department or Agency of the United States is guilty of a felony. State law may also provide penalties for false or fraudulent statements.

Budget for the Microloan Project

OUR Microlending
a Community Development Financial Institution (CDFI) based in Miami, FL
Microloan and Technical Assistance programs
Detailed Activity Budget
FY 2016

	CDBG - Miami Dade County (Request)	CDF Fund	OUR Microlending Members' Contribution	OUR Microlending Operating Fund	Total
Personnel					
President & CEO	$ -	$ 8,000.00	$ 50,000.00	$ 62,000.00	$ 120,000.00
CFO	$ -	$ 3,000.00	$ -	$ 57,000.00	$ 60,000.00
VP Business Development	$ 4,800.00	$ 12,000.00	$ -	$ 31,200.00	$ 48,000.00
Marketing Director	$ -	$ 3,000.00	$ -	$ 33,000.00	$ 36,000.00
Microfinance Specialists (x3)	$ 10,800.00	$ 27,000.00	$ -	$ 70,200.00	$ 108,000.00
Office Assistant	$ -	$ 1,000.00	$ -	$ 29,000.00	$ 30,000.00
Subtotal Salaries	$ 15,600.00	$ 54,000.00	$ 50,000.00	$ 282,400.00	$ 402,000.00
Fringe Benefits					
Payroll Taxes	$ -	$ -	$ -	$ 32,160.00	$ 32,160.00
Workers Compensation	$ -	$ -	$ -	$ 1,300.00	$ 1,300.00
Health Insurance	$ -	$ -	$ -	$ 12,000.00	$ 12,000.00
Subtotal Fringe Benefits	$ -	$ -	$ -	$ 45,460.00	$ 45,460.00
Total Personnel	$ 15,600.00	$ 54,000.00	$ 50,000.00	$ 327,860.00	$ 447,460.00
Contracted Services					
CPA - Audit	$ -	$ -	$ 10,000.00	$ -	$ 10,000.00
Legal	$ -	$ -	$ 60,000.00	$ 21,600.00	$ 81,600.00
Total Contracted Services	$ -	$ -	$ 70,000.00	$ 21,600.00	$ 91,600.00
Operational Expenses					
Office Rental	$ -	$ -	$ -	$ 48,000.00	$ 48,000.00
Telephone	$ -	$ -	$ -	$ 6,000.00	$ 6,000.00
Liability Insurance	$ -	$ -	$ -	$ 1,300.00	$ 1,300.00
Marketing Collateral	$ -	$ -	$ -	$ 7,200.00	$ 7,200.00
Web Site (Devlp and Maint)	$ -	$ -	$ -	$ 30,000.00	$ 30,000.00
Others	$ -	$ -	$ -	$ 11,100.00	$ 11,100.00
Total Operation Expenses	$ -	$ -	$ -	$ 103,600.00	$ 103,600.00
Financial Expenses					
Interest on Borrowed Funds (Reg A)	$ -	$ -	$ 95,760.00	$ -	$ 95,760.00
Total Flanncial Expenses	$ -	$ -	$ 95,760.00	$ -	$ 95,760.00
Programs					
One on One TA	$ -	$ -	$ -	$ 47,520.00	$ 47,520.00
Worshops	$ -	$ -	$ -	$ 4,500.00	$ 4,500.00
Microloan Fund	$ 184,400.00	$ 596,000.00	$ 534,240.00	$ 1,200,000.00	$ 2,514,640.00
Total Activities	$ 184,400.00	$ 596,000.00	$ 534,240.00	$ 1,252,020.00	$ 2,566,660.00
Commodities					
Supplies				$ 3,000.00	$ 3,000.00
Equipment				$ 7,800.00	$ 7,800.00
Total Commodities	$ -	$ -	$ -	$ 10,800.00	$ 10,800.00
Total Budget	$ 200,000.00	$ 650,000.00	$ 750,000.00	$ 1,715,880.00	$ 3,315,880.00

INDEMNIFICATION AND INSURANCE REQUIREMENTS – B-1(A)

Contractor shall indemnify and hold harmless the County and its officers, employees, agents and instrumentalities from any and all liability, losses or damages, including attorneys' fees and costs of defense, which the County or its officers, employees, agents or instrumentalities may incur as a result of claims, demands, suits, causes of actions or proceedings of any kind or nature arising out of, relating to or resulting from the performance of this Agreement by the Contractor or its employees, agents, servants, partners principals or subcontractors. Contractor shall pay all claims and losses in connection therewith and shall investigate and defend all claims, suits or actions of any kind or nature in the name of the County, where applicable, including appellate proceedings, and shall pay all costs, judgments, and attorney's fees which may issue thereon. Contractor expressly understands and agrees that any insurance protection required by this Agreement or otherwise provided by Contractor shall in no way limit the responsibility to indemnify, keep and save harmless and defend the County or its officers, employees, agents and instrumentalities as herein provided.

The Contractor shall furnish to the Miami-Dade County, c/o of Public Housing and Community Development, 701 NW 1st Court, 14th Floor, Miami, FL 33136, Certificate (s) of Insurance which indicates that insurance coverage has been obtained which meets the requirements as outlined below:

A. Worker's Compensation Insurance for all employees of the Contractor as required by Florida Statute 440.

B. Commercial General Liability Insurance on a comprehensive basis in an amount not less than $300,000 combined single limit per occurrence for bodily injury and property damage. **Miami-Dade County must be shown as an additional insured with respect to this coverage.**

C. Automobile Liability Insurance covering all owned, non-owned and hired vehicles used in connection with the work set forth in the Scope of Services, in an amount not less than $300,000 combined single limit per occurrence for bodily injury and property damage. For Providers using vans or mini-vans with seating capacities of fifteen (15) passengers or more, the limit of liability required for Automobile Liability Insurance is $500,000.

D. Professional Liability Insurance, when applicable, in the amount of $250,000 per claim.

All insurance policies required above shall be issued by companies authorized to do business under the laws of the State of Florida, with the following qualifications:

> The company must be rated no less than "A-" as to management, and no less than "**Class VII**" as to financial strength by A.M. Best Company, Oldwick, New Jersey, or its equivalent, subject to the approval of the County Risk Management Division.

or

The company must hold a valid Florida Certificate of Authority as shown in the latest "List of All Insurance Companies Authorized or Approved to Do Business in Florida" issued by the State of Florida Department of Financial Services.

NOTE: CERTIFICATE HOLDER MUST READ:

MIAMI-DADE COUNTY
111 NW 1st STREET
SUITE 2340
MIAMI, FL 33128

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

QUARTERLY EXPENDITURE AND PROGRESS REPORT

FY 20 _____

Reporting Period:

☐ 1st Quarter [Jan-Mar] ☐ 2nd Quarter [Apr-Jun] ☐ 3rd Quarter [Jul-Sept] ☐ 4th Quarter [Oct-Dec] / Annual Report

Section I: General Information

Recipient Name (Organization): ______________________

Contact Person (Name & Title): ______________________ Telephone Number: ______________

Activity Name (Project Title): ______________________

Activity Address: ______________________

Activity Description: ______________________

____

IDIS #: ________ Index Code: ________ Funding Source: ________ Funded Amount: $ ________

Activity Category:

☐ Administration ☐ Capital Improvement ☐ Economic Development ☐ Historic Preservation ☐ Public Service
☐ Housing ☐ Homebuyer Assistance ☐ Tenant-Based Rental Assistance (TBRA) ☐ Homeless Housing

Objective: ☐ Create suitable living environments ☐ Provide decent affordable housing ☐ Create economic opportunities

Outcome: ☐ Availability/Accessibility ☐ Affordability ☐ Sustainability

Section II: Financial Information At the time the Awardees has been paid or otherwise received fifty percent (50%) and seventy percent (70%) of the Agreement Funds, the Awardees reporting these expenditures must submit documentation to show that Awardees has accomplished 50% and 70%, respectively, of the Activities described herein.

A	B	C	D	E	F	G	H
Category	Approved Budget	Total Expended [This Quarter]	Actual Expenditures Cumulative [Through end of this quarter]	Reimbursed Cumulative [Through end of this quarter]	Cumulative Percentage [B & D]	Projected Expenditures [Next Quarter]	Projected Cumulative Expenditures [By end of Contract Period]
Personnel	$	$	$	$	%	$	$
Contractual	$	$	$	$	%	$	$
Operating Costs	$	$	$	$	%	$	$
Commodities	$	$	$	$	%	$	$
Capital Outlay	$	$	$	$	%	$	$
TOTAL	**$**	**$**	**$**	**$**	**%**	**$**	**$**

Program Income The disposition of Program Income not specifically listed in the approved Program Income budget requires prior written approval from PHCD.

1. Does this activity generate Program Income? ☐ Yes ☐ No
2. If yes, indicate the amount generated this quarter. $ ____________
3. If yes, was written approval granted by PHCD to use the Program Income generated from this activity?
   ☐ Yes ☐ No ☐ N/A
4. If yes, attach copy of approval letter and related documents. If no, a written request for approval to use the Program Income must be submitted to PHCD.

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

QUARTERLY EXPENDITURE AND PROGRESS REPORT
FY 20 _____

ACTIVITY STATUS AND ACCOMPLISHMENT INFORMATION

1. Activity Status: ☐ Cancelled ☐ Underway ☐ Completed
2. Environmental Status: ☐ A=Exempt ☐ C=Completed ☐ D=Underway
3. Is this activity still in compliance with the original project schedule? ☐ Yes ☐ No

Section III: ☐ **Work in Progress** [On-going Activities] ♦ ☐ **Accomplishment Narrative** [Activity Completed]
Check appropriate box and reference the Scope of Services, included in your contract, as the basis for reporting the work in progress or accomplished in a brief narrative format. [**Attach Scope of Services**]

Section IV: Other Supporting Efforts
Provide a description, using quantifiable data, of all other supporting efforts that have begun, partially implemented, or completed during this period.

Section V: Problems Encountered
Provide a brief description of any problems or delays encountered during this period or anticipated.

Section VI: Technical Assistance
If your organization has a need or anticipate a need for technical assistance during this period, please describe the nature of the assistance required.

Section VII: Performance Measurement
*Notes: A Supplemental Performance & Benefit Data Report must be submitted if any actual achievements are reported during this reporting period and all HOME funded projects must submit applicable activity set-up form.

Accomplishment Type: ☐ People [01] ☐ Households [04] ☐ Businesses [08] ☐ Organizations [09]
☐ Housing Units [10] ☐ Public Facilities [11] ☐ Jobs [13]

National Objective: ☐ Area Wide Benefit [e.g. LMA, LMAFI, LMASA, SBA] -or- ☐ Direct Benefit [e.g. LMC, LMH, LMJ]

People or Households ▪ Achievements: ☐ Yes ☐ No
If yes, what is the accomplishment type? ☐ People -or- ☐ Households

	People		**Households** (LMH activities only)		
	Total People	**Low / Mod**	**Total Households**	**Low / Mod**	**Female Headed**
Projected Goal					
Actual This Quarter					
Actual Cumulative					

Supplemental Report Attached Y / N _________ Performance & Benefit Data:

☐ Housing –or– ☐ Public Service & Administration –or– ☐ Capital Improvement & Public Facilities

CD/14/51712

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

QUARTERLY EXPENDITURE AND PROGRESS REPORT
FY 20 _____

Housing Units ▪ Achievements: ☐ Yes ☐ No

	Owner	Rental	Buyer	Total
Projected Goal				
Actual This Quarter				
Actual Cumulative				

Supplemental Report Attached Y / N __________ ☐ Performance & Benefit Data: Housing

Jobs or Businesses ▪ Achievements: ☐ Yes ☐ No
If yes, what is the accomplishment type? ☐ Jobs -or- ☐ Businesses

	Total Job Count		Total Weekly Hours		Percent
Jobs Created	**Full-Time (FT)**	**FT Low / Mod**	**Part-Time (PT)**	**PT Low / Mod**	**Low / Mod Jobs**
Projected Goal					
Actual This Quarter					
Actual Cumulative					

Assistance to Businesses	**Projected Goal**	**Actual This Quarter***	**Actual Cumulative**
New Businesses			
Existing Businesses			
Total			

Supplemental Report Attached Y / N __________ ☐ Performance & Benefit Data: Economic Development

PERFORMANCE CERTIFICATION: ☐ This certifies that No Accomplishments occurred during this Quarter. ______ Initials

NOTE: Submittal of Supplemental Form – Performance & Benefit Data is not required at this time based on the certification that no accomplishments occurred during this quarter.

CERTIFICATION

This is to certify that the data and other information provided in this Report is correct, based on official accounting system and records, and that expenditures and obligations shown have been made for the purpose of and in accordance with applicable Terms and Conditions of the Contract and Funding Requirements.

Report Prepared by: ______________________ Title: ______________________ Date: __________
Print Name

Signature of Certifying Official: ______________________ Title: ______________________ Date: __________

FOR PHCD USE ONLY Activity IDIS Number: __________

Report ☐ is / ☐ is not complete ♦ Report ☐ is / ☐ is not accurate

Initial review for completeness and accuracy completed by – Name: ______________________ __________
Project Manager

Name: ______________________ Date: __________
Supervisor

Warning: Title 18, US Code Section 1001, states that a person who knowingly and willingly makes false or fraudulent statements to any Department or Agency of the United States is guilty of a felony. State law may also provide penalties for false or fraudulent statements.

This material is available in an accessible format upon request.

CD/14/51712

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

PERFORMANCE & BENEFIT DATA: PUBLIC SERVICES –OR- ADMINISTRATION
Supplement to Quarterly Expenditure & Progress Report
FY 20 _____

Recipient Name: ______________________________
Activity Name: ______________________________
IDIS#: ______________ Activity Category: ______________
HUD Activity Matrix Code: _______ Accomplishment Type: ______________
HUD Matrix Code Description: ______________________________

Reporting Period	
1st Quarter [Jan-Mar]	☐
2nd Quarter [Apr-Jun]	☐
3rd Quarter [Jul-Sept]	☐
4th Quarter [Oct-Dec] / Annual Report	☐

PROJECT CATEGORY:	ACCOMPLISHMENT TYPE / MEASURES:	ACCOMPLISHMENT UNITS COMPLETED:
☐ Public Service	☐ People –or– ☐ Households	_______ # of Persons Served
☐ Administration (Fair Housing Activities)	Low & Moderate Income	_______ # of Households Served
		_______ # of Low & Moderate Income

PART 1 – PERFORMANCE MEASUREMENT & ACCOMPLISHMENT INFORMATION

Instructions & Applicability: National Objectives include LMA, LMC, LMH, SBA, SBR, SBS or URG

1. Total benefiting for program year: _________ 2. Counts by Households (H) -or- Persons (P): __________

3. Of those assisted, enter the number that:

_________ a) Now have **New Access** to this service or benefit
_________ b) Now have **Improved Access** to this service or benefit
_________ c) Now receive a service or benefit that is **No Longer Substandard**
_________ **Total**

PART 2 – BENEFICIARY INFORMATION

1. Complete the Direct Benefit Information in the table below for the service or benefit provided for this activity.

DIRECT BENEFIT DATA: ☐ PERSONS –OR– ☐ HOUSEHOLDS

RACE & ETHNICITY CATEGORY
Instructions: (1) Indicate the total number of persons or households served in each Racial Category for this reporting period and the cumulative total. (2) From the total number depicted in each Racial Category, indicate the numbers that are of Hispanic Ethnicity for this reporting period and the cumulative total.

	Report Period Totals		Cumulative / YTD Totals	
Racial Categories	Race Total #	Ethnicity # Hispanic	Race Total #	Ethnicity # Hispanic
White [11]				
Black / African American [12]				
Asian [13]				
American Indian / Alaskan Native [14]				
Native Hawaiian / Other Pacific Islander [15]				
American Indian / Alaskan Native & White [16]				
Asian & White [17]				
Black / African American & White [18]				
American Indian or Alaskan Native & Black / African American [19]				
Other / Multi Racial [20]				
Totals				

CD/18/51712V

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

PERFORMANCE & BENEFIT DATA: PUBLIC SERVICES –OR- ADMINISTRATION

Supplement to Quarterly Expenditure & Progress Report

FY 20 ____

OTHER DIRECT BENEFIT INFORMATION

	Report Period Totals	Cumulative / YTD Totals
Income Levels	Total Number	Total Number
Extremely Low (30% or less)		
Low (31% - 50%)		
Moderate (51% - 81%)		
Non Low/Mod (81% or greater		
Totals		

Number of Female Headed Households		

AREA BENEFIT INFORMATION (if applicable)

Census (C) or Survey (S) Data Used: ______ If (S), enter # of Low/Mod & Total Population: ______

Total # of Low/Mod in Service Area: ______ Total Low/Mod Universe Population in Service Area: ______

Percent of Low/Mod in Service Area: ______

Census Tract ______ Block Groups: ______ ______ ______ ______ ______ ______

Census Tract ______ Block Groups: ______ ______ ______ ______ ______ ______

Census Tract ______ Block Groups: ______ ______ ______ ______ ______ ______

PART 3 - NEIGHBORHOOD REVITALIZATION STRATEGEY AREA (NRSA) INFORMATION

Is this activity located in a NRSA? ☐ Yes ☐ No

If yes, the NRSA must be identified, as applicable, using the maps provided via Miami-Dade County's website – Services Near You: http://gisweb.miamidade.gov/CommunityServices/. ***A copy of the printout must be included with this report.***

Provide the following information:

NRSA	# of Clients Served	NRSA	# of Clients Served

Location / Project Address: ______________________________
Street / City / Zip Code

Location / Project Address: ______________________________
Street / City / Zip Code

Location / Project Address: ______________________________
Street / City / Zip Code

PART 4 - LEVERAGING OF FUNDS (Other Funding Sources)

$ ________ 1. CDBG Funds
$ ________ 2. HOME Funds
$ ________ 3. ESG Funds
$ ________ 4. Section 108 Loan Guarantee
$ ________ 5. Other Federal Funds
$ ________ 6. State / Local Funds
$ ________ 7. Private Funds
$ ________ 8. Other: ______________
Name of Funding Source
$ ________ Total Funds

CD18/51712V

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

PERFORMANCE & BENEFIT DATA: PUBLIC SERVICES –OR- ADMINISTRATION
Supplement to Quarterly Expenditure & Progress Report
FY 20 ____

REQUIRED ATTACHMENTS [If applicable]: (1) Data verifying family size and annual income of each person receiving the benefit; (2) printout of NRSA map, if applicable, & (3) any other required document as described in the Contract or Scope of Services, or as instructed by the County.

Report Prepared by: ________________________ Title: __________________ Date: ____________
Print Name

Signature of Certifying Official: __________________ Title: __________________ Date: ____________

Warning: Title 18, US Code Section 1001, states that a person who knowingly and willingly makes false or fraudulent statements to any Department or Agency of the United States is guilty of a felony. State law may also provide penalties for false or fraudulent statements.

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

GENERAL CDBG INTAKE ELIGIBILITY FORM

LIMITED INCOME (LMI) LIMITED CLIENTELE (LMC) / LIMITED JOBS (LMJ) / LIMITED HOUSING (LMH)

NAME: ______________________________ PHONE: ____________________

ADDRESS: ______________________________ ZIP: ____________________

Gender: ☐ Male ☐ Female **Ethnicity:** ☐ Hispanic ☐ Not Hispanic

Race (Please check the race category which applies to you):

☐ White ☐ Black/African American ☐ American Indian/Alaskan Native

☐ Asian ☐ Black/African American & White ☐ American Indian/Alaskan Native & White

☐ Asian & White ☐ Native Hawaiian/Other Pacific Islander ☐ Other: Multi Racial

☐ American Indian or Alaskan Native & Black/African American

List Yourself and all Other Persons Occupying Home	Relationship	Gender	Age	Employed?
1.	Self			☐ Yes ☐ No
2.				☐ Yes ☐ No
3.				☐ Yes ☐ No
4.				☐ Yes ☐ No
5.				☐ Yes ☐ No
6.				☐ Yes ☐ No
7.				☐ Yes ☐ No
8.				☐ Yes ☐ No

INCOME VERIFICATION DATA

The assistance you receive is determined in part by the size of your household and your income. All income and assets will require verification before eligibility will be granted. Income includes all money coming into the household from all persons over 18 years old. Wages, salaries, tips, commissions; Self-employment income; Retirement, Survivor, or Disability pensions; Social Security or Railroad retirement; Supplemental Security Income, Aid to Families with Dependent Children (AFDC), Temporary Assistance to Needy Families (TANF), Food Stamps, or other public assistance, or public welfare programs; Interest, dividends, net rental income, or income from estates or trusts; and any other sources of income received regularly, including Veterans' (VA) payments, unemployment compensation, alimony, and child support must be disclosed.

Household Member	Source of Income	Gross Monthly Amount Received
1.		$
2.		$
3.		$
4.		$
5.		$

Income Eligibility Acceptable Documentation: Copy of Pay Stubs (from previous employer), Aid to Families with Dependent Children (AFDC) or Temporary Assistance to Needy Families (TANF) Official Printout/letter, Food Stamp Official Printout/letter, Letter confirming amount of unemployment benefits received, proof of child support or alimony, proof of SSA/SSI or Veteran's Benefits, or proof of retirement income. **MUST ATTACH A COPY OF DOCUMENTS – NO EXCEPTIONS.**

I, the undersigned applicant, do hereby authorize ______________________ (Name of Agency) to verify my personal records, including wages, pensions, and investments. It is understood that this authorization is granted for the sole purpose of certifying my eligibility for federal financial assistance, and that all information acquired in this regard will remain confidential.

BY MY SIGNATURE, I ACKNOWLEDGE THAT ALL INFORMATION I HAVE PROVIDED IS TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE. I AM AWARE THAT IF I MAKE ANY WILLFUL FALSE STATEMENT IN THIS CERTIFICATION OR ANY OTHER DOCUMENTATION THAT I PROVIDE FOR PROGRAM ELIGIBILITY, I MAY BE PUNISHED WITH FINES OR IMPRISONMENT OF UP TO FIVE (5) YEARS, OR BOTH, UNDER SECTION 1001 OF TITLE 18, UNITED STATES CODE, AND I ALSO MAY BE SUBJECT TO CIVIL AND/OR ADMINISTRATIVE PENALTIES AND SANCTIONS.

______________________________ ____________________

Signature of Applicant **Date**

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

GENERAL CDBG INTAKE ELIGIBILITY FORM

CDBG INCOME ELIGIBILITY	24 CFR 570.208	
Activity classified under family size and income	24 CFR 570.208(a)(2)(i)(B)	24 CFR 570.506(b)(3)(iii)
Activity is classified based on income eligibility requirements that restrict it exclusively to low- and moderate-income persons	24 CFR 570.208(a)(2)(i)(C)	24 CFR 570.506(b)(3)(iii)

DEFINITIONS / 24 CFR 570.3

Family means all persons living in the same household who are related by birth, marriage or adoption.

Household means all the persons who occupy a housing unit. The occupants may be a single family, one person living alone, two or more families living together, or any other group of related or unrelated persons who share living arrangements.

Income For the purpose of determining whether a family or household is low- and moderate-income under subpart C of this part, grantees may select any of the three definitions listed below for each activity, except that integrally related activities of the same type and qualifying under the same paragraph of 570.208(a) shall use the same definition of income. The option to choose a definition does not apply to activities that qualify under 570.208(a)(1) (Area benefit activities), except when the recipient carries out a survey under 570.208(a)(1)(vi). Activities qualifying under 570.208(a)(1) generally must use the area income data supplied to recipients by HUD. The **three definitions** are as follows:

(i) **Annual income as defined** under the Section 8 Housing Assistance Payments program at 24 CFR 813.106 (except that if the CDBG assistance being provided is homeowner rehabilitation under 570.202, the value of the homeowner's primary residence may be excluded from any calculation of Net Family Assets); or

Estimate the annual income of a family or household by projecting the prevailing rate of income of each person at the time assistance is provided for the individual, family, or household (as applicable).

Estimated annual income shall include income from all family or household members, as applicable. Income or asset enhancement derived from the CDBG-assisted activity shall not be considered in calculating estimated annual income.

Low- and moderate-income household means a household having an income equal to or less than the Section 8 low-income limit established by HUD.

Low- and moderate-income person means a member of a family having an income equal to or less than the Section 8 low-income limit established by HUD. Unrelated individuals will be considered as one-person families for this purpose.

Low-income household means a household having an income equal to or less than the Section 8 very low-income limit established by HUD.

Low-income person means a member of a family that has an income equal to or less than the Section 8 very low-income limit established by HUD. Unrelated individuals shall be considered as one-person families for this purpose.

INSTRUCTIONS FOR IMPLEMENTING AGENCY

You must first seek third party verification. This is a verification that is received directly from the source of income. The request can be by mail, fax, or email. It must be clearly evidenced that it was received from the source.

Income Limits for Fiscal Year 2016-17 (Effective 03/28/2016)
Please check the appropriate family size and income.

√	Family Size	√	Extremely Low (30% of Median)	√	Very Low (50% of Median)	√	Low (80% of Median)
	1		$14,950		$24,850		$39,800
	2		$17,050		$28,400		$45,450
	3		$20,160		$31,950		$51,150
	4		**$24,300**		**$35,500**		**$56,800**
	5		$28,440		$38,350		$61,350
	6		$32,580		$41,200		$65,900
	7		$36,730		$44,050		$70,450
	8		$40,890		$46,900		$75,000

Warning: Title 18, US Code Section 1001, states that a person who knowingly and willingly makes false or fraudulent statements to any Department or Agency of the United States is guilty of a felony. State law may also provide penalties for false or fraudulent statements.

This material is available in an accessible format upon request.

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

List of Persons (Job Creation) or Businesses (Assisted) -
Supplement to Quarterly Expenditure and Progress Report

Date: ______________

Recipient Name: ______________

Activity Name: ______________

IDIS Number: ______________

Reporting Period	
1st Quarter [Jan - Mar]	☐
2nd Quarter [Apr - Jun]	☐
3rd Quarter [Jul - Sept]	☐
4th Quarter [Oct - Dec]/Annual Report	☐

	1. Persons (Job Creation)		2. Business (Assisted)					1. Person(s) or Business(es) Address				4. NRSA http://gisweb.miamidade.gov/CommunityServices/	
	Last Name	First Name	Legal Name	DUNS Number	New	Existing	Façade Rehab	HouseNumber	Direction	Street Name	Street Type	Lives in a NRSA?	Name of NRSA
1					☐	☐						☐ Yes ☐ No	
2					☐	☐						☐ Yes ☐ No	
3					☐	☐						☐ Yes ☐ No	
4					☐	☐						☐ Yes ☐ No	
5					☐	☐						☐ Yes ☐ No	
6					☐	☐						☐ Yes ☐ No	
7					☐	☐						☐ Yes ☐ No	
8					☐	☐						☐ Yes ☐ No	
9					☐	☐						☐ Yes ☐ No	
#					☐	☐						☐ Yes ☐ No	
#					☐	☐						☐ Yes ☐ No	
#					☐	☐						☐ Yes ☐ No	
#					☐	☐						☐ Yes ☐ No	
#					☐	☐						☐ Yes ☐ No	
#					☐	☐						☐ Yes ☐ No	

INSTRUCTIONS

1. Fill in name of the person for which the job was created –or– the legal name of the assisted business.
2. Fill in the Data Universal Numbering System [9-digit number] of the assisted business.
3. Enter an "X" in the column that matches the business status [New –or– Existing].
4. Enter Yes or No as applicable if Façade –or– Rehab improvements completed for the assisted business.
5. Enter the complete address of the person –or– business, e.g., House Number, Direction, Street Name, & Street Type.
6. Enter Yes or No as applicable if the person lives in, job is located in, or the business is located in one of the NRSAs.
7. If yes, view NRSA map at http://gisweb.miamidade.gov/CommunityServices/ to determine correct NRSA location and fill in the name of the NRSA: Goulds, Leisure City, Melrose, Model City, Opa-Locka, Perrine, South Miami, or West Little River.

Warning: Title 18, US Code Section 1001, states that a person who knowingly and willingly makes false or fraudulent statements to any Department or Agency of the United States is guilty of a felony. State law may also provide penalties for false or fraudulent statements.

This material is available in an accessible format upon request

CD/28/12513/V

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)

INFORMATION FOR ENVIRONMENTAL REVIEW FORM

INSTRUCTIONS: Per 24 CFR Part 58, the purpose of the environmental review procedures is to foster the implementation of environmentally compatible activities. As a grant or loan recipient, Miami-Dade County will not fund projects that will negatively impact clients, communities, or the environment.

Part I. AGENCY AND PROJECT DETAIL

1. Indicate Funding Source:

☐ CDBG ☐ HOME ☐ HOPE VI
☐ HOMELESS (SRO/SHP) ☐ EDI ☐ NSP

2. Indicate Fiscal Year: **FY 20____**

3. Name of Subrecipient/Agency: ____

4. Name of Proposed Activity: ____

5. Location (**Address with City, ST and Zip**) of Activity or Project:

6. Site Folio Number(s):

7. Commission District(s): ____

8. Direct Contact information of loan/grant recipient:

Name:		
Address:		
City:	State:	Zip:
Phone:	Fax:	

9. Detailed description of activity or project:

____

Attachment D

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)

INFORMATION FOR ENVIRONMENTAL REVIEW FORM

INSTRUCTIONS: Per 24 CFR Part 58, the purpose of the environmental review procedures is to foster the implementation of environmentally compatible activities. As a grant or loan recipient, Miami-Dade County will not fund projects that will negatively impact clients, communities, or the environment.

Part I. AGENCY AND PROJECT DETAIL

1. Indicate Funding Source:

☐ CDBG ☐ HOME ☐ HOPE VI
☐ HOMELESS (SRO/SHP) ☐ EDI ☐ NSP

2. Indicate Fiscal Year: FY 20____

3. Name of Subrecipient/Agency: ____________________

4. Name of Proposed Activity: ____________________

5. Location (Address with City, ST and Zip) of Activity or Project

6. Site Folio Number(s):

7. Commission District(s): ____________________

8. Direct Contact information of loan/grant recipient

Name:		
Address:		
City:	State:	Zip:
Phone:	Fax	

9. Detailed description of activity or project

____

Attachment D

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)

INFORMATION FOR ENVIRONMENTAL REVIEW FORM

INSTRUCTIONS: Per 24 CFR Part 58, the purpose of the environmental review procedures is to foster the implementation of environmentally compatible activities. As a grant or loan recipient, Miami-Dade County will not fund projects that will negatively impact clients, communities, or the environment.

Part I. AGENCY AND PROJECT DETAIL

1. Indicate Funding Source:

☐ CDBG ☐ HOME ☐ HOPE VI
☐ HOMELESS (SRO/SHP) ☐ EDI ☐ NSP

2. Indicate Fiscal Year: FY 20____

3. Name of Subrecipient/Agency: ______________________________

4. Name of Proposed Activity: ______________________________

5. Location (Address with City, ST and Zip) of Activity or Project:

6. Site Folio Number(s):

7. Commission District(s): ______________________________

8. Direct Contact information of loan/grant recipient:

Name:		
Address:		
City:	State:	Zip:
Phone:	Fax	

9. Detailed description of activity or project:

____
____
____
____
____

Attachment D

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)

INFORMATION FOR ENVIRONMENTAL REVIEW FORM

INSTRUCTIONS: Per 24 CFR Part 58, the purpose of the environmental review procedures is to foster the implementation of environmentally compatible activities. As a grant or loan recipient, Miami-Dade County will not fund projects that will negatively impact clients, communities, or the environment.

Part I. AGENCY AND PROJECT DETAIL

1. Indicate Funding Source:

☐ CDBG ☐ HOME ☐ HOPE VI
☐ HOMELESS (SRO/SHP) ☐ EDI ☐ NSP

2. Indicate Fiscal Year: FY 20____

3. Name of Subrecipient/Agency: ______________________________

4. Name of Proposed Activity: ______________________________

5. Location (**Address with City, ST and Zip**) of Activity or Project:

6. Site Folio Number(s):

7. Commission District(s): ______________________________

8. Direct Contact information of loan/grant recipient:

Name:		
Address:		
City:	State:	Zip:
Phone:	Fax	

9. Detailed description of activity or project:

____
____
____
____
____

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)

INFORMATION FOR ENVIRONMENTAL REVIEW FORM

INSTRUCTIONS: Per 24 CFR Part 58, the purpose of the environmental review procedures is to foster the implementation of environmentally compatible activities. As a grant or loan recipient, Miami-Dade County will not fund projects that will negatively impact clients, communities, or the environment.

Part I. AGENCY AND PROJECT DETAIL

1. Indicate Funding Source:

☐ CDBG ☐ HOME ☐ HOPE VI
☐ HOMELESS (SRO/SHP) ☐ EDI ☐ NSP

2. Indicate Fiscal Year FY 20____

3. Name of Subrecipient/Agency: ______________________________

4. Name of Proposed Activity: ______________________________

5. Location **(Address with City, ST and Zip)** of Activity or Project:

6. Site Folio Number(s):

7. Commission District(s): ______________________________

8. Direct Contact information of loan/grant recipient:

Name:		
Address:		
City:	State:	Zip:
Phone:	Fax:	

9. Detailed description of activity or project:

____

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)

ATTACHMENT E

UNIFORM AFFIDAVITS

26-1218989
Federal Employer Identification Number (FEIN)

013932461
Dun & Bradstreet Number (D-U-N-S®)

OUR MicroLending, LLC
A) Name of Entity, Individual(s), Partners or Corporation

B) Doing Business As (If same as line A, leave blank)

Street Address (P.O. Box Number is not permitted)	City	State (U.S.A)	Country	Zip Code
3191 Coral Way, Suite 109	Miami	FL	MIAMI-DADE	33145

1. ***MIAMI-DADE COUNTY OWNERSHIP DISCLOSURE AFFIDAVIT***
(Sec. 2-8.1 of the Miami-Dade County Code)

Firms registered to do business with Miami-Dade County, shall require the person contracting or transacting such business with the County to disclose under oath his or her full legal name, and business address. Such contract or transaction shall also require the disclosure under oath of the full legal name and business address of all individuals having any interest (legal, equitable, beneficial or otherwise) in the contract other than subcontractors, materialmen, suppliers, laborers or lenders. Post office box addresses shall not be accepted hereunder. If the contract or business transaction is with a corporation the foregoing information shall be provided for each officer and director and each stockholder holding, directly or indirectly, five (5) percent or more of the outstanding stock in the corporation. If the contract or business transaction is with a partnership, the foregoing information shall be provided for each partner. If the contract or business transaction is with a trust, the foregoing information shall be provided for the trustee and each beneficiary of the trust. The foregoing disclosure requirements shall not apply to contracts with publicly-traded corporations, or to contracts with the United States or any department or agency thereof, the State or any political subdivision or agency thereof, or any municipality of this State. Use duplicate page if needed for additional names.

If no officer, director or stockholder owns (5%) or more of stock, please write "None" below.

PRINCIPALS

FULL LEGAL NAME	TITLE	ADDRESS
Emilio Santandreu	Manager Member	3191 Coral Way, Suite 109. Miami FL 33145
Omar Alireza	Manager Member	3191 Coral Way, Suite 109. Miami FL 33145

OWNERS — CHECK BOXES BELOW

FULL LEGAL NAME	TITLE	% OF OWNERSHIP	ADDRESS	GENDER: M	GENDER: F	RACE / ETHNICITY: White	Black	Hispanic	Asian / Pacific Islander	Native American / Alaskan Native	Other
Emilio Santandreu	MGR	48	3191 Coral Way, Suite 109. Miami FL 33145	☑	☐	☑	☐	☑	☐	☐	☐
Mari-Pili Saborido	DIRECTOR	6	3191 Coral Way, Suite 109. Miami FL 33145	☐	☑	☑	☐	☑	☐	☐	☐
Maria Bazo	DIRECTOR	5	3191 Coral Way, Suite 109. Miami FL 33145	☐	☑	☑	☐	☑	☐	☐	☐
Rafael Santandreu	DIRECTOR	5	3191 Coral Way, Suite 109. Miami FL 33145	☑	☐	☑	☐	☑	☐	☐	☐

If a percentage of the firm is owned by a publicly traded corporation, indicate below in the space "Other Corporations".

OTHER CORPORATIONS				M	F	White	Black	Hispanic	Asian / Pacific Islander	Native American / Alaskan Native	Other
				☐	☐	☐	☐	☐	☐	☐	☐
				☐	☐	☐	☐	☐	☐	☐	☐
				☐	☐	☐	☐	☐	☐	☐	☐

UNIFORM AFFIDAVITS

2. *MIAMI-DADE COUNTY EMPLOYMENT DISCLOSURE AFFIDAVIT*
(County Ordinance No. 90-133, amending Section 2.8-1 (d) (2) of the Miami-Dade County Code)

The following information is for compliance with all items in the aforementioned Section:

1. Does your firm have a collective bargaining agreement with its employees? Yes ☐ No ☑
2. Does your firm provide paid health care benefits for its employees? Yes ☐ No ☑
3. Provide a current breakdown (number of persons) in your firm's work force indicating race, national origin and gender.

	NUMBER OF EMPLOYEES		
	Males	Females	
White			
Black			
Hispanic	4	4	
Asian / Pacific Islander			
Native American / Alaskan Native			
Other			
Total Number of Employees	4	4	8 Total Employees

3. *MIAMI-DADE EMPLOYMENT DRUG-FREE WORKPLACE AFFIDAVIT*
(Section 2-8.1.2(b) of the Miami-Dade County Code)

All persons and entities that contract with Miami-Dade County are required to certify that they will maintain a drug-free workplace and such persons and entities are required to provide notice to employees and impose sanctions for drug violations occurring in the workplace.

In compliance with Ordinance No. 92-15 of the Code of Miami-Dade County, the above named firm is providing a drug-free workplace. A written statement to each employee shall inform the employee about:

1. Danger of drug abuse in the workplace
2. The firm's policy of maintaining a drug-free environment at all work places
3. Availability of drug counseling, rehabilitation and employee assistance programs
4. Penalties that may be imposed upon employees for drug abuse violations

The firm shall also require an employee to sign a statement, as a condition of employment that the employee will abide by the terms of the drug-free workplace policy and notify the employer of any criminal drug conviction occurring no later than five (5) days after receiving notice of such conviction and impose appropriate personnel action against the employee up to and including termination. Firms may also comply with the County's Drug Free Workplace Certification where a person or entity is required to have a drug-free workplace policy by another local, state or federal agency, or maintains such a policy of its own accord and such policy meets the intent of this ordinance.

4. *MIAMI-DADE COUNTY DISABILITY AND NON-DISCRIMINATION AFFIDAVIT*
(Article 1, Section 2-8.1.5 Resolution R-182-00 Amending R-385-95 of the Miami-Dade County Code)

Firms transacting business with Miami-Dade County shall provide an affidavit indicating compliance with all requirements of the Americans with Disabilities Act (A.D.A.).

I, state that this firm, is in compliance with and agrees to continue to comply with, and assure that any subcontractor, or third party contractor shall comply with all applicable requirements of the laws including, but not limited to, those provisions pertaining to employment, provision of programs and services, transportation, communications, access to facilities, renovations, and new construction.

The American with Disabilities Act of 1990 (A.D.A.), Pub. L. 101-336, 104 Stat 327, 42 U.S.C. Sections 225 and 611 including Titles I, II, III, IV and V.
The Rehabilitation Act of 1973, 29 U.S.C. Section 794
The Federal Transit Act, as amended, 49 U.S.C. Section 1612
The Fair Housing Act as amended, 42 U.S.C. Section 3601-3631

I, hereby affirm that I am in compliance with the below sections:
Section 2-10.4(4)(a) of the Code of Miami-Dade County (Ordinance No. 82-37), which requires that all properly licensed architectural, engineering, landscape architectural, and land surveyors have an affirmative action plan on file with Miami-Dade County

UNIFORM AFFIDAVITS

Section 2-8.1.5 of the Code of Miami-Dade County, which requires that firms that have annual gross revenues in excess of five (5) million dollars have an affirmative action plan and procurement policy on file with Miami-Dade County. Firms that have a Board of Directors that are representative of the population make-up of the nation may be exempt.

---

5. *MIAMI-DADE COUNTY DEBARMENT DISCLOSURE AFFIDAVIT*

(Section 10.38 of the Miami-Dade County Code)

Firms wishing to do business with Miami-Dade County must certify that it's contractors, subcontractors, officers, principals, stockholders, or affiliates are not debarred by the County before submitting a bid.

I, confirm that none of this firms agents, officers, principals, stockholders, subcontractors or their affiliates are debarred by Miami-Dade County.

---

6. *MIAMI-DADE COUNTY AFFIDAVIT RELATING TO INDIVIDUALS AND ENTITIES ATTESTING BEING CURRENT IN THEIR OBLIGATIONS TO MIAMI-DADE COUNTY*

(Ordinance 99-162, amending Section 2-8.1; Ordinance 00-30, amending Section 2-8.1 (c), and Ordinance 00-67, amending 2-8.1 (h), of the Miami-Dade County Code)

Firms wishing to transact business with Miami-Dade County must certify that all delinquent and currently due fees, taxes and parking tickets have been paid and no individual or entity in arrears in any payment under a contract, promissory note or other document with the County shall be allowed to receive any new business.

I, confirm that all delinquent and currently due fees or taxes including, but not limited to, real and personal property taxes, convention and tourist development taxes, utility taxes, and Local Business Tax Receipt collected in the normal course by the Miami-Dade County Tax Collector and County issued parking tickets for vehicles registered in the name of the above firm, have been paid.

---

7. *MIAMI-DADE COUNTY CODE OF BUSINESS ETHICS AFFIDAVIT*

(Article 1, Section 2-8.1(i) of the Miami-Dade County Code through (6) and (9) of the County Code and County Ordinance No 00-1 amending Section 2-11.1(c) of the County Code)

Firms wishing to transact business with Miami-Dade County must certify that it has adopted a Code that complies with the requirements of Section 2-8.1 of the County Code. The Code of Business Ethics shall apply to all business that the contractor does with the County and shall, at a minimum; require the contractor to comply with all applicable governmental rules and regulations.

I confirm that this firm has adopted a Code of business ethics which complies with the requirements of Sections 2-8.1 of the County Code, and that such code of business ethics shall apply to all business that this firm does with the County and shall, at a minimum, require the contractor to comply with all applicable governmental rules and regulations.

---

8. *MIAMI-DADE COUNTY FAMILY LEAVE AFFIDAVIT*

(Article V of Chapter 11, of the Miami-Dade County Code)

Firms contracting business with Miami-Dade County, which have more than fifty (50) employees for each working day during each of twenty (20) or more work weeks in the current or preceding calendar year, are required to certify that they provide family leave to their employees.

Firms with less than the number of employees indicated above are exempt from this requirement, but must indicate by letter (signed by an authorized agent) that it does not have the minimum number of employees required by the County Code.

I confirm that if applicable, this firm complies with Article V of Chapter 11 of the County Code, which requires that firms contracting business with Miami-Dade County which have more than fifty (50) employees for each working day during each of twenty (20) or more work weeks in the current or preceding calendar year are required to certify that they provide family leave to their employees.

---

9. *MIAMI-DADE COUNTY LIVING WAGE AFFIDAVIT*

(Section 2-8.9 of the of the Miami-Dade County Code)

All applicable contractors entering into a contract with the County shall agree to pay the prevailing living wage required by this section of the County Code.

I confirm that if applicable, this firm complies with Section 2-8.9 of the County Code, which requires that all applicable employers entering a contract with Miami-Dade County shall pay the prevailing living wage required by the section of the County Code.

UNIFORM AFFIDAVITS

10. MIAMI-DADE COUNTY DOMESTIC LEAVE AND REPORTING AFFIDAVIT

(Article 8, Section 11A-60 – 11A-67 of the of the Miami-Dade County Code)

Firms wishing to transact business with Miami-Dade County must certify that it is in compliance with the Domestic Leave Ordinance.

I confirm that if applicable, this firm complies with the Domestic Leave Ordinance. This ordinance applies to employers that have, in the regular course of business, fifty (50) or more employees working in Miami-Dade County for each working day during the current or preceding calendar year.

11. MIAMI-DADE COUNTY CRIMINAL RECORD AFFIDAVIT

(Section 2-8.6 of the Miami-Dade County Code)

The individual or entity entering into a contract or receiving funding from the County ☐ has ☑ has not as of the date of this affidavit been convicted of a felony during the past ten (10) years.

An officer, director, or executive of the entity entering into a contract or receiving funding from the County ☐ has ☑ has not as of this date been convicted of a felony during the past ten (10) years.

[signature]

(Signature)

Sworn to and subscribed before me this 21 day of September, 2016

Personally known Emilio Santander

Or produced identification ______________ Notary Public State of Florida

My commission expires 4/1/2018

(Type of identification)

Notary Public State of Florida
Omar Alireza
My Commission FF 105691
Expires 04/01/2018

[signature]

(Print, type or stamp commission name of notary public)

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)

ATTACHMENT E

UNIFORM AFFIDAVITS

SWORN STATEMENT PURSUANT TO SECTION 287.133 (3) (a) FLORIDA STATUTES ON PUBLIC ENTITY CRIMES

THIS FORM MUST BE SIGNED AND SWORN TO IN THE PRESENCE OF A NOTARY PUBLIC OR OTHER OFFICIAL AUTHORIZED TO ADMINISTER OATHS.

1.- This form statement is submitted to MIAMI-DADE COUNTY

by EMILIO SANTANDREU
(Print individual's name and title)

for OUR MICROLENDING, LLC
(Print name of entity submitting sworn statement)

whose business address is 3191 Coral Way, Suite 109. Miami FL 33145

and if applicable its Federal Employer Identification Number (FEIN) is 26-1218989.

If the entity has no FEIN, include the Social Security Number (SSN) of the individual signing this sworn

statement: SSN _____-_____-_____

2.- I understand that a "public entity crime" as defined in paragraph 287.133 (1) (g), Florida Statutes, means a violation of any state or federal law by a person with respect to, and directly related to the transactions of business with any public entity or with an agency or political subdivision of any other state or with the United States, including, but not limited to any bid or contract for goods or services to be provided to public entity or agency or political subdivision of any other state or of the United States and involving antitrust, fraud, theft, bribery, collusion, racketeering, conspiracy, or material misinterpretation.

3.- I understand that "convicted" or "conviction" as defined in Paragraph 287.133 (1)(b), Florida Statutes, means a finding of guilt or a conviction of a public entity crime, with or without an adjudication of guilt, in a federal or state trial court of record relating to charges brought by incictment or information after July 1, 1989, as a result of a jury verdict, non-jury trial, or entry of a plea of guilty or nolo contendere.

4.- I understand that an "Affiliate" as defined in paragraph 287.133 (1)(a), Florida Statutes means:

a) A predecessor or successor of a person convicted of a public entity crime or;
b) An entity under the control of any natural person who is active in the management of the entity and who has been convicted of a public entity crime. The term "affiliate" includes those officers, directors, executives, partners, shareholders, employees, members, and agents who are active in the management of an affiliate. The ownership by one person of shares constituting a controlling interest in another person, or a pooling of equipment or Income among persons when not for fair market value under an arm's length agreement, shall be a prima facie case that one person controls another person. A person who knowingly enters into a joint venture with a person who has been convicted of a public entity crime in Florida during the preceding 36 moths shall be considered an affiliate.

5.- I understand that a "person" as defined in paragraph 287.133 (1)(e), Florida Statutes, means any natural person or entity organized under the laws of any state or of the United States within the legal power to enter into a binding contract and which bids or applies to bid on contracts for the provision of goods or entity. The term "person" includes those officers, executives, partners, shareholders, employees, members, and agents who are active in management of an entity.

6.- Based on information and belief, the statement which I have marked below is true in relation to the entity submitting this sworn statement. (Please indicate which statement applies)

UNIFORM AFFIDAVITS

✓ Neither the entity submitting sworn statement, nor any of its officers, directors, executives, partners, shareholders, employees, members, or agents who are active in the management of the entity, nor any affiliate of the entity has been charged with and convicted of a public entity crime subsequent to July 1, 1989.

_____ The entity submitting this sworn statement, or one or more of its officers, directors, executives, partners, shareholders, employees, members, or agents who are active in the management of the entity, or an affiliate of the entity, or an affiliate of the entity had been charged with, and convicted of a public entity crime subsequent to July 1, 1989, **AND** (please indicate which additional statement applies).

_____ The entity submitting this sworn statement, or one or more of its officers, directors, executives, partners, shareholders, employees, members, or agents who are active in the management of the entity, nor any affiliate of the entity has been charged with and convicted of a public entity crime subsequent proceeding before a Hearing Officer of the State of Florida, Division of Administrative Hearings and the Final Order entered by the Hearing Officer determined that it was not in the public interest to place the entity submitting this sworn statement on the convicted vendor list. (attach a copy of the final order).

I UNDERSTAND THAT THE SUBMISSION OF THIS FORM TO THE CONTRACTING OFFICER FOR THE PUBLIC ENTITY IDENTIFIED IN PARAGRAPH 1 (ONE) ABOVE IS FOR THAT PUBLIC ENTITY ONLY AND THAT THIS FORM IS VALID THROUGH DECEMBER 31 OF THE CALENDAR YEAR IN WHICH IT IS FILED. I ALSO UNDERSTAND THAT I AM REQUIRED TO INFORM THAT PUBLIC ENTITY PRIOR TO ENTRING INTO A CONTRACT IN EXCESS OF THE THRESHOLD AMOUNT PROVIDED IN SECTION 287.017 FLORIDA STATUTES FOR A CATEGORY TWO OF ANY CHANGE IN THE INFORMATION CONTAINED IN THIS FORM.

[signature]
(Signature)

Sworn to and subscribed before me this 21 day of September, 20 16

Personally known Enrico Santamaria

Or produced identification ____________ Notary Public-State of Florida

____________ My commission expires 4/1/2018

(Type of identification)

Notary Public State of Florida
Omar Alireza
My Commission FF 105691
Expires 04/01/2018

[signature]
(Print, type or stamp commission name of notary public)

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)

ATTACHMENT E

UNIFORM AFFIDAVITS

AFFIDAVIT OF FINANCIAL AND CONFLICTS OF INTEREST

1.- Do you have any past due financial obligations with Miami-Dade County?

Single Family House Loans	Yes ☐	No ☑
Multi-Family Housing Rehab	Yes ☐	No ☑
CDBG Commercial Loan Project	Yes ☐	No ☑
U.S.HUD Section 108 Loan	Yes ☐	No ☑
Other HUD Funded Programs	Yes ☐	No ☑
Other (liens, fines, loans, occupational licenses, etc.)	Yes ☐	No ☑

If YES, please explain:

2.- Do you have any past due financial obligations with Miami-Dade County?

YES ☐ NO ☑

If YES, please explain:

3.- Are you a relative of or do you have any business or financial interests with any elected Miami-Dade County official, Miami-Dade County Employee, or Member of Miami-Dade County's Advisory Boards?

YES ☐ NO ☑

If YES, please explain:

Any false information provided on this affidavit will be reason for rejection and disqualification of your project-funding request to Miami-Dade County

The answers to the foregoing questions are correctly stated to the best of my knowledge and belief.

By: [signature] 9/21/2016
(Signature of Applicant) (Date)

Sworn to and subscribed before me this 21 day of September, 2016.

Personally known Emilio Santander

Or produced identification ______ Notary Public-State of Florida

______ My commission expires 4/1/2018

(Type of identification) [signature]

(Print, type or stamp commission name of notary public)

Notary Public State of Florida
Omar Alireza
My Commission FF 105691
Expires 04/01/2018

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)

ATTACHMENT E

UNIFORM AFFIDAVITS

COLLUSION AFFIDAVIT

(Code of Miami-Dade County Section 2-8.1.1 and 10-33.1) (Ordinance No. 08-113)

BEFORE ME, A NOTARY PUBLIC, personally appeared Emilio Santandreu
(Insert Name of Affiant)
who being duly sworn states:

I am over 18 years of age, have personal knowledge of the facts stated in this affidavit and I am an owner, officer, director, principal shareholder and/or I am otherwise authorized to bind the bidder of this contract.

I state that the bidder of this contract:

☑ is not related to any of the other parties bidding in the competitive solicitation, and that the contractor's proposal is genuine and not sham or collusive or made in the interest or on behalf of any person not therein named, and that the contractor has not, directly or indirectly, induced or solicited any other proposer to put in a sham proposal, or any other person, firm, or corporation to refrain from proposing, and that the proposer has not in any manner sought by collusion to secure to the proposer an advantage over any other proposer.

OR

☐ is related to the following parties who bid in the solicitation which are identified and listed below:

________________ ________________

________________ ________________

________________ ________________

Note: Any person or entity that fails to submit this executed affidavit shall be ineligible for contract award. In the event a recommended contractor identifies related parties in the competitive solicitation its bid shall be presumed to be collusive and the recommended contractor shall be ineligible for award unless that presumption is rebutted by presentation of evidence as to the extent of ownership, control and management of such related parties in the preparation and submittal of such bids or proposals. Related parties shall mean bidders or proposers or the principals, corporate officers, and managers thereof which have a direct or indirect ownership interest in another bidder or proposer for the same agreement or in which a parent company or the principals thereof of one (1) bidder or proposer have a direct or indirect ownership interest in another bidder or proposer for the same agreement. Bids or proposals found to be collusive shall be rejected.

By: [signature]
Signature of Affiant

9 / 21 20 16
Date

Emilio Santandreu-CEO
Print Name of Affiant and Title

2 / 6 - 2 / 1 / 8 / 9 / 8 / 9 / /
Federal Employer Identification Number

OUR MicroLending, LLC
Print Name of Firm

3191 Coral Way, Suite 109. Miami FL 33145
Address of Firm

UNIFORM AFFIDAVITS

SUBSCRIBED AND SWORN TO (or affirmed) before me this 21 day of 09, 2016

He/She is personally known to me or has presented ______________________ as identification.
Type of identification

Signature of Notary

FF 105691
Serial Number

OMAR ALIREZA
Print or Stamp Name of Notary

4/1/2018
Expiration Date

Notary Public State of FLORIDA

Notary Seal

Notary Public State of Florida
Omar Alireza
My Commission FF 105691
Expires 04/01/2018

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

DEVELOPER'S AFFIDAVIT THAT MIAMI-DADE COUNTY TAXES, FEES AND PARKING TICKETS HAVE BEEN PAID
(Section 2-8.1 (c) of the Code of Miami-Dade County, as amended by Ordinance No. 00-30)
and

THAT DEVELOPER IS NOT IN ARREARS TO THE COUNTY
(Section 2-8.1 (h) of the Code of Miami-Dade County, as amended by Ordinance No.00-67)

I, Emilio Santandreu, being first duly sworn, hereby state and certify that the foregoing statements are true and correct:

1. That I am the Developer (if the Developer is an individual), or the CEO (fill in the title of the position held with the Developer) of the Developer.

2. That the Developer has paid all delinquent and currently due fees or taxes (including but not limited to, real and personal property taxes, utility taxes, and occupational taxes) collected in the normal course by the Miami-Dade County Tax Collector, and County issued parking tickets for vehicles registered in the name of the above developer, have been paid.

3. That the Developer is not in arrears in excess of the enforcement threshold under any contract, final non-appeasable judgment, or lien with Miami-Dade County, or any of its agencies or instrumentalities, including the Public Health Trust, either directly or indirectly through a firm, corporation, partnership or joint venture in which the Developer has a controlling financial interest. For purposes hereof, the term "enforcement threshold" means any arrearage under any individual contract, non-appeal able judgment, or lien with Miami-Dade County that exceeds $25,000 and has been delinquent for greater than 180 days. For purposes hereof, the term "controlling financial interest" means ownership, directly or indirectly, of ten percent or more of the outstanding capital stock in any corporation, or a direct or indirect interest of ten percent or more in a firm, partnership, or other business entity.

By: [signature]
Signature of Affiant

9/21 2016
Date

Printed Name of Affiant and Title

26-128989
Federal Employer Identification Number

OUR MICROLENDING, LLC
Printed Name of Firm

3191 Coral Way, Suite 109, Miami FL 33145
Address of Firm

SUBSCRIBED AND SWORN TO (or affirmed) before me this 21 day of 09 2016.
by Emilio Santandreu. He/She is personally known to me or has presented ______ as identification.
Type of Identification

[signature]
Signature of Notary

FF 105691
Serial Number

Omar Alireza
Print or Stamp Name of Notary

4/1/2016
Expiration Date

Notary Public-State of ______

Notary Seal

NOTARY PUBLIC STATE OF FLORIDA
Notary Public State of Florida
Omar Alireza
My Commission FF 105691
Expires 04/01/2018

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)

ETHICS COMMISSION DISCLOSURE STATEMENT FOR ALL PHCD PROGRAMS

Applicant: OUR MicroLending, LLC

Co-Applicant: ______________________________

In accordance with Section 2-11.1 Subsection (c), and (d) of the Miami-Dade County Conflict of Interest and Code of Ethics Ordinance, covered persons defined under 2-11.1(b) are required to request an Ethics Opinion if they are seeking to participate in housing assistance programs administered by the PHCD. Check if any of the following applies to you:

☑ I/we do not currently work for Miami-Dade County *(no additional action is required).*

☐ **I/we am/are a School Board or Federal Employee.** *These employees are not covered under Section 2-11.1 of the Miami-Dade County Conflict of Interest and Code of Ethics Ordinance (no additional action is required).*

☐ **I/we am/are an appointed or elected County Official** *(Ethics Opinion must be sought - http://ethics.miamidade.gov/frequently-used-forms.asp)*

☐ **I/we am/are a Miami-Dade County Employee** *(Ethics Opinion must be sought - http://ethics.miamidade.gov/frequently-used-forms.asp).*

- Please provide the department and division name below:

____

☐ **I/we am/are immediate family to a Miami-Dade County employee, appointed or elected official.** (*) *Immediate family is defined as spouse, domestic partner, parents, stepparents, children and stepchildren (Ethics Opinion must be sought - http://ethics.miamidade.gov/frequently-used-forms.asp).*

- Please provide the following information regarding the County employee, appointed or elected official:

Name of employee, appointed or elected official: ______________________________

Department, Division, or Board: ______________________________

Signature of Applicant: ______________________________

Signature of Co-Applicant: ______________________________

Date: ______________

Warning: Title 18, US Code Section 1001, states that a person who knowingly and willingly makes false or fraudulent statements to any Department or Agency of the United States is guilty of a felony. State law may also provide penalties for false or fraudulent statements.

CERTIFICATION REGARDING LOBBYING

Certification for Contracts, Grants, Loans and Cooperative Agreements

The undersigned certifies, to the best of his or her knowledge and belief, that:

1. No Federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of an agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

2. If any of the funds other than Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with this Federal contract, grant, loan, or cooperative agreement, the undersigned shall complete and submit Standard Form LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

3. The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans, and cooperative agreement in excess of $100,000) and that all subrecipients shall certify and disclose accordingly.

4. This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

By: [signature]
(Signature of Authorized Representative)

Print: OUR MICROLENDING, LLC-EMILIO SANTANDREU
(Print Name of Firm and Authorized Representative)

Title: CEO

Date: 9/21/2016

County Construction Sign

(Only areas circled are subject to change)

☐ **GOB** ☐ **NON GOB**

☐ In Ground 1 Sided	☐ In Ground 2 Sided
☐ A-Frame 1 Sided	☐ A-Frame 2 Sided

This Form to be Email to:
Makingston Chery: cmakin@miamidade.gov
and Hernan Lopez: lopezh@miamidade.gov

Sign is 4' X 8' with 12' post



Carlos A. Giménez
Mayor
Jean Monestime
Esteban Bovo, Jr.
Vice Chairman
Barbara J. Jordan
District 1
Jean Monestime
District 2
Audrey M. Edmonson
District 3
Sally A. Heyman
District 4
Bruno A. Barreiro
District 5
Rebeca Sosa
District 6
Xavier L. Suarez
District 7
Daniella Levine Cava
District 8
Dennis C. Moss
District 9
Senator Javier D. Souto
District 10
Juan C. Zapata
District 11
District 12
Esteban Bovo, Jr.
District 13
MIAMI-DADE
COUNTY
West
Perrine
Library
Project # GOB291
FEMA
This project supported and sponsored by:
Commissioner Senator Javier D. Souto
www.miamidade.gov or call 3-1-1

- **Project Manager to mark location of sign(s) on site.**
- **Installer to call Uncle for underground inspection before digging.**

Services Ticket

[ ]

Index code

[ ]

GOB Capital Project Number

[ ]

Project Name

[ ]

Project Number

[ ]

Quantity required [ ]

Project Manager

Name:____________________

Department:____________________

Address:____________________

Phone Number:____________________

District Commissioner

[ ]

Other Funding Source(s) (Max 3-logos)

For GOB Projects only

Sign location address
Plus specific location of sign placement

[ ]

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)
ATTACHMENT G

FAIR SUBCONTRACTING POLICIES
(Ordinance 97-35)

FAIR SUBCONTRACTING PRACTICES

In compliance with Miami-Dade County Ordinance 97-35, the Developer submits the following detailed statement of its policies and procedures of awarding subcontracts:

NOT APPLICABLE:
OUR MICROLENDING, LLC does not subcontract any work to be performed or related to this activity.

I hereby certify that the foregoing information is ~~true~~, ~~correct and~~ complete.

Signature of Authorized Representative: [signature]

Title: CEO Date: 9/21/2016

Firm Name: OUR MICROLENDING, LLC Fed. ID No: 26-1218989

Address: 3191 Coral Way, Suite 109.

City: Miami State: FL Zip Code: 33145

Telephone: (305) 854-8113 Fax: (305) 854-8115

MIAMI-DADE COUNTY

ATTACHMENT H

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT (PHCD)

SUBCONTRACTOR/SUPPLIER LISTING
(Ordinance 97-104)

Firm Name of Prime Contractor/Developer N/A

This form, or a comparable listing meeting the requirements of Ordinance No. 97-104, **MUST** be completed by the developers on County contracts for purchase of supplies, materials or services, including professional services which involve expenditures of $100,000 or more, and all developers on County or Public Health Trust construction contracts which involve expenditures of $100,000 or more. **This form, or a comparable listing meeting the requirements of Ordinance No. 97-104, must be completed and submitted even though the developer will not utilize subcontractors or suppliers on the contract. The developer should enter the word "NONE" under the appropriate heading on this form in those instances where no subcontractors or suppliers will be used on the contract.** The developer who is awarded the contract shall not change or substitute first tier subcontractors, direct suppliers or the portions of the contract work to be performed, or materials to be supplied from those identified, except upon written approval of the County.

Business Name and Address of First Tier Subcontractor/ Sub-consultant	Scope of Work to be Performed by Subcontractor/Sub-consultant	Principal Owner	(Principal Owner) Gender	Race

Business Name and Address of Direct Supplier	Supplies/Materials/Services to be Provided by Supplier	Principal Owner	(Principal Owner) Gender	Race

I certify that the representations contained in this Subcontractor/Supplier Listing are to the best of my knowledge true and accurate

[signature]
Signature Developer(s)

EMILIO SANTANDREU
Print Name

CEO
Print Title

9/21/2016
Date

[signature]
Authorized Representative

(Duplicate if additional space is needed)

ATTACHMENT I

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT
Agreement
To Authorize Examination of Records and Adhere to Records Retention Requirements

The undersigned agrees to the stipulations noted below for all work, materials, and services provided under this **agreement** dated 09/20/2016 and/or for all other third-party agreements/contracts for labor, materials, and services related to the work covered by this agreement for the MicroLending Program project/activity.

The undersigned shall ensure, and shall require all parties with whom it contracts to ensure, that Miami-Dade County, the Department of Housing and Urban Development, or Comptroller General of the United States, or any of their duly authorized representatives shall, have access to and the right to examine any of the following ***records*** from the awardee, sub-recipient, developer, contractor, subcontractor, suppliers and/or any other entity involved in any capacity in the above-referenced project/activity, for seven (7) years after final payment under contract. Records shall include, but are not limited to, the following:

> Contracts, sub-contracts, audits, financial books, ledgers, copies of canceled checks (front and back), wire transfer confirmations, payment requests (draws), invoices, receipts, drawings, maps, pamphlets, designs, electronic tapes, computer drives and diskettes, other media storage, pertinent books, documents, papers, or other records—whether physical, electronic, or in any form– involving transactions related to this contract for the purpose of making audits, examinations, excerpts, and transcriptions.

The awardee, sub-recipient, developer, contractor, sub-contractor, sub-tier, suppliers and or any other entity involved in any capacity in the above-referenced project shall adhere to the following ***records retention*** requirements:

a) Maintain, and require that its sub-contractors and suppliers maintain complete and accurate records to substantiate compliance with the requirements set forth in the contract/agreement documents for this project.
b) The undersigned shall retain such records, and all other documents related to the services and materials furnished for this project, for a period of three (3) years from the completion of the activity or project.

Other information:

a) The County may conduct unannounced visits to offices, satellite offices, work sites, supplier warehouse, etc. of all entities involved in any capacity in the above-referenced project.
b) Pursuant to the contract, there may be additional records requirement not listed in this agreement.

Entity Name: OUR MICROLENDING, LLC

Employer ID #/FID #: 26-1218989

Full Address (including City, ST and Zip) and Email Address
3191 Coral Way, Suite 109. Miami FL 33145.

Signature: [signature]

Print Name: Emilio Santandreu

Date: 9/21/2016

Title: CEO

Check one, as applicable:

___ Developer
___ Sub-contractor or sub-tier sub-contractor
✓ Prime-Contractor
___ Other (specify) ____________

This material is available in an accessible format upon request.

MIAMI-DADE COUNTY

PUBLIC HOUSING AND COMMUNITY DEVELOPMENT

CONTRACTOR DUE DILIGENCE AFFIDAVIT

Per Miami-Dade County Board of County Commissioners (Board) Resolution No. R-63-14, County Vendors and Contractors shall disclose the following as a condition of award for any contract that exceeds one million dollars ($1,000,000) or that otherwise must be presented to the Board for approval:

(1) Provide a list of all lawsuits in the five (5) years prior to bid or proposal submittal that have been filed against the firm, its directors, partners, principals and/or board members based on a breach of contract by the firm; include the case name, number and disposition;

(2) Provide a list of any instances in the five (5) years prior to bid or proposal submittal where the firm has defaulted; include a brief description of the circumstances;

(3) Provide a list of any instances in the five (5) years prior to bid or proposal submittal where the firm has been debarred or received a formal notice of non-compliance or non-performance, such as a notice to cure or a suspension from participating or bidding for contracts, whether related to Miami-Dade County or not.

All of the above information shall be attached to the executed affidavit and submitted to the Procurement Contracting Officer (PCO)/ AE Selection Coordinator overseeing this solicitation. The Vendor/Contractor attests to providing all of the above information, if applicable, to the PCO.

Contract No.: ____________ Federal Employer Identification Number (FEIN): 26-1218989

Contract Title: ____________

EMILIO SANTANDREU	CEO	[signature]
Printed Name of Affiant	Printed Title of Affiant	Signature of Affiant
OUR MICROLENDING, LLC		9/21/2016
Name of Firm		Date
3191 CORAL WAY, SUITE 109. Miami	Florida	33145
Address of Firm	State	Zip Code

Notary Public Information

Notary Public-State FLORIDA County of MIAMI-DADE

Subscribed and sworn to (or affirmed) before me this 21 day of, SEPTEMBER 20 16

By EMILIO SANTANDREU He or she is personally known to me ☒ ***or has produced identification*** ☐

Type of identification produced ____________

[signature] FF 105691

Signature of Notary Public Serial Number

OMAR ALIREZA 4/1/2016

Print or Stamp of Notary Public Expiration Date Notary Public Seal

Notary Public State of Florida
Omar Alireza
My Commission FF 105691
Expires 04/01/2018

OUR
MicroLending

OUR MICROLENDING, LLC

DISCLOSURE ABOUT RELATED PARTIES

09/20/2016

THERE ARE NO BOARD MEMBERS OF **OUR MICROLENDING, LLC** WHO HAVE ANY RELATIONSHIP OR HAVE MADE ANY TRANSACTION WITH OTHER ENTITIES THAT MIGHT RESULT IN A CONFLICT WITH OUR MICROLENDING'S OPERATIONS.

Emilio Santandreu-CEO

OUR MicroLending LLC
3191 Coral Way, Suite 109. Miami, FL 33145
Ph. (305) 854 8113 Fax. (305) 8548115
www.ourmicrolending.com